QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INTERVAL LEISURE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INTERVAL LEISURE GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        Notice is hereby given that the Annual Meeting of Stockholders of Interval Leisure Group, Inc., a Delaware corporation, will be held at our offices located at 6262 Sunset Drive, Miami, Florida 33143, on Wednesday, August 3, 2016, at 1:00 p.m., local time, for the following purposes:

  1.
  To elect each of the thirteen nominees named in the accompanying proxy statement (or, if necessary, any substitute nominees selected by our board of directors) as a director, each to serve until the 2017 annual meeting and until his or her successor is duly elected and qualified;

  2.
  To approve amendments to the Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan including the performance goals contained therein;

  3.
  To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Interval Leisure Group for the fiscal year ending December 31, 2016; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on June 9, 2016 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

        Your vote is important.    Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you also may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

By Order of the Board of Directors,

Victoria J. Kincke Secretary

Dated: June 17, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting on August 3, 2016.

        The 2016 Proxy Statement and 2015 Annual Report on Form 10-K are available at the website listed below beginning on or about June 23, 2016:

  •
  http://www.proxyvote.com

INTERVAL LEISURE GROUP, INC.
6262 SUNSET DRIVE
MIAMI, FLORIDA 33143

PROXY STATEMENT FOR THE
2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        This proxy statement and the enclosed proxy card are furnished to you in connection with the solicitation of proxies by the board of directors of Interval Leisure Group, Inc., or ILG, for use at ILG's 2016 Annual Meeting of Stockholders. This proxy statement summarizes information you need to know to vote at the annual meeting. The annual meeting will be held at our principal executive office located at 6262 Sunset Drive, Miami, Florida 33143, on Wednesday, August 3, 2016, at 1:00 p.m., local time. Our telephone number is (305) 666-1861.

        The proxy materials, including this proxy statement, proxy card and our 2015 annual report, are being made available on or about June 23, 2016 to all stockholders of record on June 9, 2016. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

        Electronic Access.    In accordance with rules and regulations adopted by the SEC, we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, was mailed on or about June 23, 2016 to our stockholders who owned our common stock at the close of business on June 9, 2016. Stockholders have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

        The Notice also provided instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

        Cost of Solicitation.    We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular compensation) may solicit proxies in person, by telephone or email. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

QUESTIONS AND ANSWERS

Who may vote at the meeting?

        If you owned our stock on June 9, 2016, the record date, you may attend and vote at the meeting. As of June 9, 2016, there were 128,600,290 shares of our common stock outstanding and entitled to vote at the meeting. Holders of our common stock at the close of business on the record date are entitled to one vote per share on all matters voted on at the meeting.

What is the quorum requirement for the meeting?

        We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of our common stock as of the record date are present at the annual meeting, either in person or by proxy. Proxies we receive marked as abstentions or broker non-votes (shares held in "street name" by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) will be included in the calculation of the number of shares considered to be present at the meeting.

What matters will ILG stockholders vote on at the annual meeting and what vote is required for each?

ILG stockholders will vote on the following proposals:

  •
  Proposal 1—To elect each of the thirteen nominees named in this proxy statement (or, if necessary, any substitute nominees selected by our board of directors) as a director, each to serve until the 2017 annual meeting and until his or her successor is duly elected and qualified.

    Directors are elected by a plurality of votes cast, meaning the thirteen nominees receiving the greatest number of votes will be elected. If you do not vote for a nominee, or if you indicate "Withhold Authority" for the nominee on your proxy card, your vote will not count either for or against a nominee. Abstentions and broker non-votes will not be voted in favor of the election of directors and also will not be counted as votes cast in the election of directors. Accordingly, abstentions and broker non-votes will have no effect on the voting regarding this proposal.

  •
  Proposal 2—To approve amendments to the Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan including the performance goals contained therein.

    This proposal requires the affirmative approval of a majority of votes cast by holders of our common stock present in person, or by proxy, at the Annual Meeting. Abstentions and broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal.

  •
  Proposal 3—To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Interval Leisure Group for the fiscal year ending December 31, 2016.

    Proposal 3 requires the affirmative approval of a majority of votes cast by holders of our common stock present in person, or by proxy, at the annual meeting. Abstentions will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal. Because Proposal 3 should be considered a "routine" matter (as described below), we do not anticipate any broker non-votes.

The Board recommends that you vote FOR the election of the thirteen directors listed in Proposal 1 and FOR each of Proposals 2 and 3.

How will my shares be voted?

        The common stock represented by your proxy will be voted in accordance with specifications provided on your proxy or voting instruction card or with specifications you provided by telephone or Internet. If any other matters shall properly come before the annual meeting, the persons named in your proxy, or their substitutes, will determine how to vote thereon in accordance with their judgment. The board of directors does not know of any other matters that will be presented for action at the annual meeting.

What happens if I do not give specific voting instructions?

  •
  Stockholders of Record.  If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement for the election of the thirteen directors as set forth under Proposal 1 (Election of Directors), in favor of Proposal 2 (approval of amendments to the 2013 Stock and Incentive Compensation Plan), in favor of Proposal 3 (ratification of Ernst & Young LLP as independent registered public accounting firm) and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

  •
  Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a "non-routine" matter, the organization that holds your shares will note that it does not have the authority to vote on such matters with respect to your shares. This is generally referred to as a "broker non-vote." We believe that Proposal 3 will be considered a "routine" matter and Proposals 1 and 2 will be considered "non-routine." Therefore it is important that you provide voting instructions to your broker.

How can I get electronic access to the proxy materials?

        You can view the proxy materials for the meeting on the Internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card. Our proxy materials are also available on our Investor Relations website at www.iilg.com.

Can I vote my shares by filling out and returning the Notice?

        No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

What do I need to do to vote at the annual meeting?

        We encourage you to vote promptly. Telephone and Internet voting are available through 11:59 p.m. Eastern Time on Tuesday, August 2, 2016. If your shares are registered in your name, then you are a "registered holder" and you may vote in person at the annual meeting or by proxy. Registered and beneficial holders may vote in one or more of the following ways:

  •
  By Telephone.  You may vote your shares by calling 1-800-690-6903 and following instructions provided by the recorded message. You may vote by telephone 24 hours a day. The telephone voting system allows you to confirm that the system has properly recorded your votes.

  •
  By Internet.  You may vote your shares over the Internet by logging onto www.proxyvote.com using the 12 digit control number found on your Notice, proxy card or voting instruction card and following the steps outlined on the secure website. As with the telephone voting system, you will be able to confirm that the system has properly recorded your votes.

  •
  By Mail.  If you have received printed proxy materials, you may vote by mail by completing and signing your proxy card if your shares are held of record in your name or, for shares held beneficially in "street name," by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope.

  •
  In Person.  If your shares are held of record by our transfer agent in your name as of the record date, you may vote at the meeting by providing a ballot or proxy at the annual meeting. If you are a beneficial holder of shares held in "street name" through a broker, trustee, bank or other nominee that holds shares on your behalf, you may vote in person at the annual meeting by obtaining a legal proxy from the nominee that holds your shares.

        Only persons with proof of stock ownership will be admitted to the annual meeting. If you are a registered stockholder, please bring a form of photo identification with you to the annual meeting. If your shares are not registered in your name, you must bring proof of share ownership (such as a recent bank or brokerage firm account statement, together with photo identification) to be admitted to the annual meeting.

Can I change my vote?

        You may revoke your proxy at any time before a vote is taken at the meeting by giving notice to us in writing or at the meeting or by executing and forwarding a later-dated proxy to us or voting a later proxy by telephone or the Internet. Your presence at the annual meeting will not automatically revoke your proxy. If you are a beneficial stockholder only, you should check with the broker, trustee, bank or other nominee who holds your shares to determine how to change or revoke your vote.

 PROPOSAL 1—ELECTION OF DIRECTORS

        At the annual meeting, ILG's stockholders will be asked to vote for the election of the thirteen director nominees named below, each to serve until the next annual meeting and until his or her successor is duly elected and qualified. All of the nominees are incumbent directors. Starwood Hotels & Resorts Worldwide, Inc., referred to as Starwood, has the right to nominate four directors serving on ILG's board and Liberty Interactive Corporation has the right to nominate two directors serving on ILG's board, in each case as described in more detail below under "Certain Relationships and Related Transactions."

        Common stock represented by proxies, unless otherwise specified, will be voted for the election of the thirteen nominees. If, by reason of death or other unexpected occurrence, any one or more of the nominees should not be available for election, the proxies will be voted for the election of one or more substitute nominees as the board may nominate.

Information Regarding the Director Nominees

        Craig M. Nash, age 62, has served as President and Chief Executive Officer of ILG since May 2008 and as Chairman of the Board of ILG since August 2008. Mr. Nash served as President of Interval International from August 1989 until September 2014. Prior to assuming this role, Mr. Nash served in a series of increasingly significant roles with Interval International, including as General Counsel. Mr. Nash joined Interval in 1982. Mr. Nash serves on the Board of Directors of the American Resort Development Association and is also a member of its Executive Committee.

        David Flowers, age 62, has served as a director of ILG since August 2008. Prior to December 31, 2014, Mr. Flowers served as Senior Vice President and Managing Director, Alternative Investments of Liberty Media Corporation, which holds ownership interests in a broad range of electronic retailing, media, communication and entertainment businesses, since October 2000, Treasurer since April 1997 and Vice President since June 1995. He also served as Senior Vice President and Treasurer of Discovery Holding Company from May 2005 to September 2008. Mr. Flowers was a member of the board of directors of Sirius XM Radio Inc., a subscription satellite radio company March 2009 until December 2014. Since October 2015, he has served on the board and as chairman of the audit committee and on the remuneration committee of Digital Global Services Ltd., a London AIM-listed provider of outsourced online customer acquisition solutions. Mr. Flowers was nominated as a director of ILG by Liberty Interactive Corporation (formerly Liberty Media Corporation).

        Victoria L. Freed, age 59, has served as a director of ILG since October 2012. Ms. Freed has also served as Senior Vice President, Sales, Trade Support and Service for Royal Caribbean International, a global cruise vacation company, since January 2008. Prior to joining Royal Caribbean, she spent 29 years with Carnival Cruise Lines, where she was Senior Vice President of Sales and Marketing for 15 years. From 1998 to 2000, Ms. Freed also served as the first female chairman of the Cruise Line International Association, the marketing and travel agent training arm of the North American cruise industry. Ms. Freed earned a bachelor's degree in business with an emphasis in marketing from the University of Colorado. She also holds a Certified Travel Counselor (CTC) designation.

        Lizanne Galbreath, age 57, has served as a director of ILG since May 2016. Ms. Galbreath has been the Managing Partner of Galbreath & Company, a real estate investment firm, since 1999. From April 1997 to 1999, Ms. Galbreath was Managing Director of LaSalle Partners/Jones Lang LaSalle, a real estate services and investment management firm, where she also served as a director. From 1984 to 1997, Ms. Galbreath served in a variety of leadership positions including as a Managing Director, Chairman and Chief Executive Officer of The Galbreath Company, the predecessor entity of Galbreath & Company. Ms. Galbreath is also currently a director of Paramount Group, Inc. Ms. Galbreath has been a director of Starwood since 2005 and currently serves on its Capital

Committee, Compensation and Option Committee and Corporate Governance and Nominating Committee. Ms. Galbreath was nominated as a director of ILG by Starwood.

        Chad Hollingsworth, age 39, has served as a director of ILG since February 2015. Mr. Hollingsworth joined Liberty Interactive Corporation in November 2007 and has served as a Vice President since December 2011. He also has served as a Vice President of Liberty Media Corporation (including its predecessor) since December 2011, Liberty TripAdvisor Holdings, Inc. since August 2014 and Liberty Broadband Corporation since October 2014. Mr. Hollingsworth focuses on transaction and structuring opportunities, strategic advisory work and venture capital investment evaluation. He received his bachelor's degree from Stanford University in human biology, with honors, and is a CFA® charterholder. Mr. Hollingsworth was nominated as a director of ILG by Liberty Interactive Corporation.

        Lewis J. Korman, age 71, has served as a director of ILG since August 2008. Mr. Korman is a business advisor to various companies: Trident Media Group, a literary agency in the media business, since 2002; Sandler Travis Trade Advisory Services, Inc., a customs management, consulting and trade compliance company, since 2006; and Sandler, Travis & Rosenberg, an international trade law firm and business practice, since 2007. From 1999 until its sale in April 2015, Mr. Korman was a director of Learning Express LLC, a company engaged in test preparation for occupational certification and test assessment for educational institutions through the internet. From 1998 through 2007, Mr. Korman served as Vice Chairman of RAB Holdings, which owned Millbrook Distribution Services (a distributor of specialty foods and health and beauty products to supermarkets), and The B. Manischewitz Company (a manufacturer of kosher and related ethnic food products). From 1997 to 2009, he was an advisor to X.L. Capital, Ltd., a reinsurance company. From 1992 to 1997, until acquired by a predecessor of IAC/InterActiveCorp (IAC), Mr. Korman was President and Chief Operating Officer of Savoy Pictures Entertainment, motion picture distributor and owner of four Fox affiliated television stations. He served as Senior Executive Vice President and Chief Operating Officer of Columbia Pictures Entertainment (motion picture and television production and distribution) from 1988 until 1989, and as Senior Executive Vice President of its predecessor, TriStar Pictures from 1987. Mr. Korman was a partner in a law firm until 1986.

        Thomas J. Kuhn, age 53, has served as a director of ILG since August 2008. Mr. Kuhn has been the managing member of Doorbrook, LLC, an advisory and investment firm since January 2014. From 2000 through December 2013, Mr. Kuhn was a Managing Director at Allen & Company LLC, an investment banking firm. Prior to joining Allen, he had been the Senior Vice President and General Counsel of USA Networks, Inc. (a predecessor to IAC).

        Thomas J. McInerney, age 51, has served as a director of ILG since May 2008. Mr. McInerney served as Executive Vice President and Chief Financial Officer of IAC from January 2005 through March 2012. Mr. McInerney previously served as Chief Executive Officer of IAC's Retailing sector from January 2003 through December 2005. Prior to this time, Mr. McInerney served as Executive Vice President and Chief Financial Officer of Ticketmaster (prior to it becoming a wholly-owned subsidiary of IAC in January 2003) and its predecessor company, Ticketmaster Online-Citysearch, Inc., since May 1999. Prior to joining Ticketmaster, Mr. McInerney worked at Morgan Stanley, most recently as a Principal. Mr. McInerney currently serves as a director of HSN Inc., a television and online retailer, Yahoo! Inc., a digital media company, Cardlytics, Inc., a purchase-based data intelligence platform, and Match Group, Inc., a leading provider of dating products.

        Thomas P. Murphy, Jr., age 67, has served as a director of ILG since August 2008. Mr. Murphy is Chairman and Chief Executive Officer of Coastal Construction Group, a construction company, which he founded in 1989. Mr. Murphy has over 40 years of construction and development experience, which encompasses hospitality, resort, office, retail, industrial, institutional and residential projects. Mr. Murphy is an honorary board member of Baptist Health Systems of South Florida and is a member of the National Construction Industry Round Table, the National Association of Home Builders and the Florida Home Builders Association. He also serves as a director of The St. Joe Company, a New York Stock Exchange (NYSE) listed real estate developer.

        Stephen R. Quazzo, age 55, has served as a director of ILG since May 2016. Mr. Quazzo is the Chief Executive Officer and has been the Managing Director and co-founder of Pearlmark Real Estate, formerly known as Transwestern Investment Company, L.L.C., a real estate principal investment firm, since March 1996. From April 1991 to March 1996, Mr. Quazzo was President of Equity Institutional Investors, Inc., a private investment firm and a subsidiary of Equity Group Investments, Inc. Mr. Quazzo is also currently a director of Phillips Edison Grocery REIT I, Inc. Mr. Quazzo has been a director of Starwood Hotels & Resorts Inc. (Starwood) since 1999 and is currently the Chair of the Capital Committee and also serves on the Audit Committee. Mr. Quazzo was nominated as a director of ILG by Starwood.

        Sergio D. Rivera, age 52, has served as a director of ILG since May 2016. Mr. Rivera has been President, The Americas of since February 2014 and was Co-President, The Americas since July 2012 for Starwood, and President and Chief Executive Officer of Starwood Vacation Ownership (now known as Vistana Signature Experiences), now a wholly owned subsidiary of ILG. Prior to 2008, Mr. Rivera held progressively senior management roles within Starwood, including Controller, Vice President of Sales and Marketing, Senior Vice President of International Operations, and President of Global Real Estate. Mr. Rivera began his career with Starwood through its predecessor company, Vistana Resorts, in 1989. Mr. Rivera is a member of the board of directors of Welltower, Inc., an investor in healthcare real estate, the American Resort Development Association, a trade association representing the vacation ownership and resort development industries, and the Florida Chamber of Commerce. He also serves as a member of the Urban Land Institute, trustee of The Nature Conservancy Florida Chapter, a member of the University of Central Florida Rosen College of Hospitality Management Advisory Board, as well as the Florida International University Chaplin School of Hospitality & Tourism Management Dean's Advisory Council. Mr. Rivera was nominated as a director of ILG by Starwood.

        Thomas O. Ryder, age 71, has served as a director of ILG since May 2016. Mr. Ryder retired as Chairman of the Board of The Reader's Digest Association, Inc., a global media and direct marketing company, in January 2007, a position he had held since January 2006. Mr. Ryder was Chairman of the Board and Chief Executive Officer of that company from April 1998 through December 2005. In addition, Mr. Ryder was Chairman of the Board and Chairman of the Audit Committee of Virgin Mobile USA, Inc., a wireless service provider, from October 2007 to November 2009. Mr. Ryder was President, American Express Travel Related Services International, a division of American Express Company, which provides travel, financial and network services, from October 1995 to April 1998. In the past five years, Mr. Ryder also served as a director of World Color Press, Inc., a company acquired by Quad/Graphics, Inc. in July 2010. Mr. Ryder is also currently a director of Amazon.com, Inc., Quad/Graphics, Inc. and RPX Corporation. Mr. Ryder has been a director of Starwood since 2001 and currently serves on its Capital Committee and the Compensation and Option Committee. Mr. Ryder was nominated as a director of ILG by Starwood.

        Avy H. Stein, age 61, has served as a director of ILG since August 2008 and as Lead Director since December 2008. Mr. Stein is a Managing Partner of Willis Stein & Partners, a Chicago-based private equity firm that invests in companies in the consumer, education, healthcare and specialized business service industries. Mr. Stein co-founded Willis Stein & Partners with John Willis in 1994. Mr. Stein serves many philanthropic organizations. He is a co-chairman of the Development Council for B.U.I.L.D. (Broader Urban Involvement in Leadership Development), an organization that provides career and educational development for inner city youth, a member of the Board of Trustees, former Chairman of the audit and risk committee and Treasurer, and current Chairman of the Investment Committee and acting member of the Executive Committee of the Ravinia Festival; as well as a member of the Economic Club and Commercial Club of Chicago and The Standard Club. Mr. Stein

served on the Board of Directors and compensation and nominating and corporate governance committees of Roundy's, Inc., a NYSE-listed grocer in the Midwest until December 2015. Mr. Stein serves on the boards of directors, and in some cases as chairman or co-chairman of, privately-held companies in which his private equity firm has a stake such as VelociTel, Lincoln Renewable Energy, Education Partners, LLC, Strategic Materials and Education Corporation of America. Mr. Stein is a certified public accountant, and received his law degree in 1980 from Harvard University.

 CORPORATE GOVERNANCE

Board of Directors

        Qualifications.    Our board of directors is comprised of individuals with an array of operating, finance, sales and legal experience in a variety of industries. As such, they each bring an informed perspective on matters we face as a public company, including experience reading and understanding and/or preparing financial statements, compensation determinations, regulatory compliance, corporate governance, public affairs and legal matters. Our board of directors believes that each of the directors is qualified to serve as a director and member of the committees on which each serves because of the skills and qualifications acquired based on the following experience:

  •
  Mr. Flower's financial, investment and public company experience as a senior finance executive of a large public company;

  •
  Ms. Freed's sales, marketing and consumer insight experience in the leisure and tourism industry as a senior executive with cruise companies;

  •
  Ms. Galbreath's senior leadership experience as manager of Galbreath & Company, real estate investment, development and strategy experience, and management and corporate governance experience;

  •
  Mr. Hollingsworth's merger and acquisition transaction experience, financial analysis skills and experience with corporate governance and management compensation plans;

  •
  Mr. Korman's business and legal experience as a business advisor and senior operating executive in areas involving strategy, financial analysis and planning, capital formation and a variety of transactions;

  •
  Mr. Kuhn's financial, legal and public company experience and his experience reading and understanding financial statements as a managing director at an investment banking firm and as the general counsel of a public company;

  •
  Mr. McInerney's financial and public company experience as the chief financial officer of a public company and his familiarity with ILG's business and operations as an executive of our former parent company;

  •
  Mr. Murphy's operational and related industry experience in development of resorts as the chief executive officer of a construction and development company;

  •
  Mr. Nash's industry, strategic, operational and legal experience as our chief executive officer and as a member of the executive committee of the American Resort Development Association as well as his role in promoting constructive regulations regarding the shared ownership industry

  •
  Mr. Quazzo's real estate, investment, development and strategy experience as CEO of Pearlmark Real Estate Partners and his public company and senior leadership experience;

  •
  Mr. Rivera's senior leadership, operational and industry experience as former Starwood President, The Americas as well as president and chief executive officer of the Vistana business;

  •
  Mr. Ryder's branding, development and strategy experience coupled with his global business, media, marketing and public company director experience; and

  •
  Mr. Stein's financial, accounting and legal experience as a managing partner in a private equity firm and as a certified public accountant and lawyer, and his familiarity with ILG's business and operations as a principal of the private equity firm that previously owned Interval.

        Several of our directors also serve or have in the past served on the boards of one or more other publicly traded companies. We believe ILG benefits from the experience and expertise our directors gain from serving on those boards. The board of directors also believes that it is important to effective board governance and collaboration to have our chief executive officer serve on the board.

        Director Independence.    ILG's board of directors currently consists of thirteen members. The board of directors has affirmatively determined that each of Mr. Flowers, Ms. Freed, Ms. Galbreath, Mr. Hollingsworth, Mr. Korman, Mr. Kuhn, Mr. McInerney, Mr. Murphy, Mr. Quazzo, Mr. Ryder and Mr. Stein are "independent directors" within the meaning of the NASDAQ's listing standards. In making this determination, the board of directors considers information regarding transactions, relationships and arrangements involving ILG and its businesses and each director that it deems relevant to independence, including those required by NASDAQ listing standards. This information is obtained from director responses to a questionnaire circulated by ILG management, ILG records and publicly available information. ILG management monitors those transactions, relationships and arrangements that are relevant to determinations of independence, and solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on ILG's prior independence determinations.

        Consistent with these considerations, the board of directors has reviewed all relationships and material transactions past and present between ILG and the members of the board (and their respective affiliated companies) and has affirmatively determined that each of Mr. Flowers, Ms. Freed, Ms. Galbreath, Mr. Hollingsworth, Mr. Korman, Mr. Kuhn, Mr. McInerney, Mr. Murphy, Mr. Quazzo, Mr. Ryder and Mr. Stein are "independent directors" within the meaning of the NASDAQ's listing standards. In particular, the board considered past relationships which directors had with ILG, its former parent, IAC, with Liberty Interactive Corporation as well as, for Ms. Freed, commercial transactions between ILG's businesses and Royal Caribbean International's businesses.

        With respect to the remaining directors, (i) Mr. Nash is an executive of ILG, and (ii) Mr. Rivera was within the last three years an executive of Vistana Signature Experiences, a subsidiary of ILG.

        Governance Guidelines.    ILG's board of directors has adopted Corporate Governance Guidelines that are available on our website at www.iilg.com under "Corporate Governance."

        Meetings.    During 2015, the board of directors held eight meetings. All of our directors attended at least 75% of the aggregate of the board meetings and the meetings of committees on which he or she served in 2015. Our directors are encouraged but not required to attend the annual meeting of stockholders. At our 2015 Annual Meeting of Stockholders, five of our directors were in attendance. The independent directors of the board regularly meet in executive session without management.

        Board Leadership Structure.    Mr. Nash serves as both our Chairman of the Board and our President and Chief Executive Officer. We believe that by serving in these dual capacities, Mr. Nash is well-situated to execute our business strategy. Because Mr. Nash has primary management responsibility with respect to the day-to-day business operations of our company, he is in the most effective position to chair regular meetings of the board of directors and to help ensure that key business issues are communicated to the board of directors. Mr. Stein has been our lead director since December 2008. As lead director, Mr. Stein serves as a liaison between the Chairman of the Board and the other directors and presides at meetings of the independent directors.

        Risk Oversight.    Risk assessment and management is an integral part of our board of director and committee deliberations throughout the year. Our board of directors' role primarily is oversight of the risk management processes implemented by our management team. This role is performed through the board committees as well as the board of directors as a whole. The audit committee annually reviews an assessment prepared by internal audit based on management feedback of the critical risks facing ILG, their relative magnitude and management's actions to mitigate these risks. The audit committee also monitors risks related to investments and liquidity, financial covenants and related party transactions. The compensation committee reviews risks relating to our compensation practices as described below under "Compensation Risk Analysis." The results of these reviews are discussed with the entire board of directors which also reviews overall strategic and operational risks. We believe these risk oversight functions allow our directors to make well-informed decisions and increase the effectiveness of our leadership structure. The roles of the board of directors and its committees in the risk oversight process have not affected the board leadership structure.

Committees of the Board of Directors

        The board of directors has a standing audit committee, compensation and human resources committee, and nominating committee, each of which operates under a written charter, as well as an executive committee. Current copies of these charters are available to stockholders on our website, www.iilg.com, under "Corporate Governance." Each director serving as a member of a board committee, other than the executive committee, is an independent director within the meaning of the NASDAQ's listing standards applicable to such members and under the applicable committee's charter.

        The following table sets forth the members of each standing committee of our board of directors prior to May 11, 2016:

Name	Audit	Compensation	Nominating	Executive
Craig M. Nash				X
David Flowers
Victoria L. Freed		X
Chad Hollingsworth
Gary S. Howard	X
Lewis J. Korman	C		X
Thomas J. Kuhn	X		C	X
Jeanette E. Marbert
Thomas J. McInerney			X
Thomas P. Murphy, Jr.		X
Avy H. Stein		C		X

X = member, C = Chair

        Audit Committee.    The members of the audit committee during 2015 were Mr. Howard, Mr. Kuhn and Mr. Korman (chair). The audit committee assists the board of directors in fulfilling its oversight responsibilities for the integrity of our accounting, auditing, financial reporting and financial control practices. The audit committee monitors:

  •
  the integrity of ILG's financial statements,

  •
  the effectiveness of ILG's internal control over financial reporting,

  •
  the qualifications and independence of ILG's independent registered public accounting firm,

  •
  the performance of ILG's internal audit function and independent registered public accounting firm, and

  •
  the compliance by ILG with legal and regulatory requirements.

In addition, the audit committee considers and pre-approves audit and any non-audit services proposed to be performed by the independent registered public accounting firm. The audit committee also reviews related party transactions, our code of ethics, hedging and derivatives strategies, and the process for receiving, retaining and treating employee complaints regarding accounting, internal control over financial reporting and auditing matters.

        Our board of directors has determined that Mr. Howard meets the requirements for an audit committee financial expert under Item 407 of Regulation S-K promulgated under the Securities Act of 1933. During 2015, the audit committee held nine meetings.

        Compensation and Human Resources Committee.    The members of the compensation and human resources committee during 2015 were Ms. Freed, Mr. Murphy and Mr. Stein (chair), each of which is a "non-employee director" as defined under Rule 16b-3 and an "outside director" as defined under Section 162(m) of the Internal Revenue Code. During 2015, the compensation and human resources committee held five meetings. The compensation and human resources committee is authorized to exercise all of the powers of the ILG board of directors with respect to matters pertaining to compensation and benefits that affect the executive officers of ILG, including, but not limited to:

  •
  salary,

  •
  incentive/bonus plans,

  •
  stock compensation plans, and

  •
  retirement programs.

        To assist in its review of compensation decisions, the compensation and human resources committee has retained the services of an independent compensation consultant. The consultant works for the compensation committee in connection with its review of executive and non-employee director compensation practices (for the nominating committee), including the competitiveness of executive and director pay levels, executive incentive design issues, market trends in executive and director compensation and technical considerations. The independent consultant is Meridian Compensation Partners (Meridian). Meridian's services to ILG are limited to advising the compensation committee on executive compensation related matters and the nominating committee on director compensation as well as calculating the payout for total shareholder return-based performance share units granted by the compensation committee; they do no other work for ILG. The compensation committee reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Meridian's independence, numerous factors were reviewed relating to Meridian and the individuals providing services to ILG, including those required by the SEC and the NASDAQ. Based on a review of these factors, the compensation committee has determined that Meridian is independent and that no conflict of interest exists with Meridian.

        For more information on how executive compensation decisions are made, see "Compensation Discussion and Analysis."

        Nominating Committee.    The members of the nominating committee during 2015 were Mr. Korman, Mr. Kuhn (chair) and Mr. McInerney. The nominating committee:

  •
  identifies and recommends for nomination qualified individuals for election as directors,

  •
  oversees the composition of the committees of the board of directors,

  •
  oversees periodic self-evaluation of the board of directors and its committees, and

  •
  reviews compensation of directors.

        During 2015, the nominating and corporate governance committee held four meetings. Ms. Marbert and Mr. Hollingsworth were elected to our board of directors by the directors on February 24, 2015, following a request by Liberty Interactive to add another director to our board. In accordance with our then existing agreement, Liberty had the right to nominate a third director who is reasonably acceptable to ILG upon the increase of the ILG board to eleven members. The nominating committee met with Mr. Hollingsworth, as Liberty's proposed nominee, and following appropriate investigation determined to recommend his nomination to the board. The nominating committee also recommended Ms. Marbert for nomination to the Board based on her operating knowledge of ILG and the industry as well as her contributions during her prior participation in meetings of the board of directors.

        In accordance with the provisions of the Agreement and Plan of Merger between ILG and Starwood for the Vistana Signature Experiences acquisition, ILG increased its board to thirteen members and Starwood had the right to nominate four directors that are reasonably acceptable to ILG's nominating committee. At the same time, ILG amended its agreement with Liberty Interactive which now has the ability to nominate two directors out of the thirteen ILG board members. Prior to the May 11, 2016 closing of the merger, the nominating committee reviewed the four directors nominated by Starwood: Ms. Galbreath, Mr. Quazzo, Mr. Rivera and Mr. Ryder. Following appropriate investigation the nominating committee determined to recommend their nominations to the board.

        Stockholders may recommend individuals to the nominating committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of ILG's common shares for at least a year as of the date such recommendation is made, to the following address: Interval Leisure Group, Inc., 6262 Sunset Drive, Miami, Florida 33143, Attn: Victoria J. Kincke, Secretary. Any such recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. See "Other Matters-Stockholder Proposals for 2017 Annual Meeting" below.

        The nominating committee has not established specific minimum qualifications a candidate must have in order to be recommended to the board of directors. However, in determining qualifications for directors, the committee considers whether the potential candidate qualifies as independent under NASDAQ listing standards, his or her familiarity with reviewing or preparing financial statements and other skills and experience, as well as whether such candidate will effectively serve stockholders' long-term interests and contribute to ILG's overall corporate goals. As stated in our Corporate Governance Guidelines, the committee and the board of directors seek to include a diversity of backgrounds, perspectives and skills among board members. While the committee does not use any particular benchmarks with respect to these qualities, it looks to include a balance of backgrounds, perspectives and skills on the board of directors as a whole. The nominating committee will consider potential board candidates recommended by stockholders and others, including management and current directors and the nominating committee may retain a board search consultant to assist in searching for potential board candidates. The committee has not engaged a consultant at this time.

        Executive Committee.    The members of the executive committee are Mr. Nash, Mr. Kuhn and Mr. Stein. The executive committee has all the power and authority of the ILG board of directors, except those powers specifically reserved to the ILG board of directors by Delaware law or ILG's organizational documents.

        Other Committees.    In addition to the foregoing committees, the ILG board of directors, by resolution, may from time to time establish other committees of the ILG board of directors, consisting of one or more of its directors.

Stockholder Communications with the Board of Directors

        Any stockholder who desires to communicate with any of the members of ILG's board of directors may do so electronically by sending an email to boardofdirectors@iilg.com. Alternatively, a stockholder may communicate with the members of the board of directors by writing to Interval Leisure

Group, Inc., 6262 Sunset Drive, Miami, Florida 33143, Attn: Victoria J. Kincke, Secretary. Communications may be addressed to the lead director, an individual director, a board committee, the non-management directors or the full board of directors. All such communications must identify the author as a stockholder and provide evidence of the sender's stock ownership. Communications received by the Secretary will be reviewed by the Secretary and, if appropriate, distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

Director Compensation

        Non-Employee Director Arrangements.    Each member of the ILG board of directors who is not an employee of ILG or its affiliates receives an annual retainer and member and chairs of committees receive additional annual retainers. For 2015, the retainers were as follows:

  •
  Board service—$65,000 per year

  •
  Members of audit and compensation committees (excluding chairs)—$15,000 per year

  •
  Members of nominating and executive committee—$10,000 per year

  •
  Chair of audit committee—$35,000 per year

  •
  Chair of compensation committee—$30,000 per year.

        In addition, each non-employee director receives a grant of restricted stock units, or RSUs, with a dollar value of $125,000 upon re-election on the date of ILG's annual meeting of stockholders. The terms of these restricted stock units provide for (i) vesting on the first anniversary of the grant date with settlement in shares of common stock, (ii) cancellation and forfeiture of unvested units in their entirety upon termination of service with the ILG board of directors (other than for death or disability) and (iii) full acceleration of vesting upon a change in control of ILG. Non-employee directors are also reimbursed for all reasonable expenses incurred in connection with attendance at ILG board and committee meetings.

        Director Stock Ownership Guidelines.    In order to further align the interests of our directors with those of our stockholders, our board of directors maintains stock ownership guidelines for non-employee directors. These guidelines generally require directors that are not employed by us or our affiliates to maintain ownership of our common stock in an amount not less than five times the amount of the annual cash retainer for board service, subject to a grace period of five years from either the adoption of the policy or commencement of service. Deferred stock units and restricted stock units are included in the calculation.

        The guidelines are administered by the nominating committee. As of June 9, 2016, all of our non-employee directors were in compliance with the guidelines.

        Deferred Compensation Plan for Non-Employee Directors.    Under ILG's Deferred Compensation Plan for Non-Employee Directors, non-employee directors are able to defer all or a portion of their board and board committee fees. Eligible directors who defer all or any portion of these fees can elect to have such fees applied to the purchase of share units, representing the number of shares of ILG common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on ILG common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase Bank. After a director ceases to be a member of the ILG board of directors, he or she will receive (i) with respect to share units, such number of shares of ILG common stock as the share units represent and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments will be made in either one lump sum or up to five installments, as previously elected by the eligible director at the time of the related deferral election.

        The following table and footnotes provide information regarding the compensation of non-employee members of ILG's board of directors for fiscal year 2015.

Director Compensation

	Total Fees Earned or Paid in Cash
Name	Fees Paid in Cash ($)	Fees Deferred ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
David Flowers(4)	65,012	—	124,999	3,939	193,950
Victoria L. Freed(4)	74,318		124,999	3,921	203,238
Chad Hollingsworth(4)(5)	55,134		124,999	1,720	181,853
Gary S. Howard(4)	80,041	—	124,999	3,921	208,961
Lewis J. Korman(4)	110,041	—	124,999	3,921	238,961
Thomas J. Kuhn(4)	41	100,000	124,999	18,048	243,088
Thomas J. McInerney(4)	71,222	—	124,999	3,921	200,142
Thomas P. Murphy, Jr.(4)	80,041	—	124,999	3,921	208,961
Avy H. Stein(4)	105,041	—	124,999	13,178	243,218

(1)
Represents the dollar value of fees elected to be deferred pursuant to ILG's Deferred Compensation Plan for Non-Employee Directors, as described above. For 2015, Mr. Kuhn elected for this entire amount to be deferred as share units.

(2)
All amounts for stock awards are the aggregate grant date fair value of the RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718"). Each non-employee director received 4,751 restricted stock units on May 19, 2015.

(3)
Includes dollar amount of dividends on restricted stock units that are accrued as additional RSUs. For Mr. Kuhn and Mr. Stein these amounts also include the dollar amount of dividends on deferred fees that are accrued as additional share units.

(4)
Each of Messrs. Freed, Howard, Korman, Kuhn, McInerney, Murphy and Stein held 7,336 RSUs as of December 31, 2015. Mr. Flowers and Mr. Hollingsworth held 4,839 RSUs as of December 31, 2015.

(5)
Mr. Hollingsworth joined the board in February 2015 when he began to receive pro-rated retainer payments.

        The nominating committee has primary responsibility for establishing non-employee director compensation arrangements, which are designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of ILG stock to further align directors' interests with those of ILG's stockholders. When considering non-employee director compensation arrangements, the nominating committee consulted a competitive benchmarking report prepared by the compensation and human resources committee's independent consultant, Meridian, prior to determining the adjustments made in September 2014.

Compensation Committee Interlocks and Insider Participation

        Mr. Stein, Ms. Freed and Mr. Murphy served on our compensation and human resources committee during 2015 and neither has been an officer or employee of ILG. None of ILG's executive officers or directors serves or has served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of ILG's board of directors or compensation committee.

 COMPENSATION DISCUSSION AND ANALYSIS

        The following compensation discussion and analysis discusses our executive compensation programs for 2015. This section focuses on the compensation decisions made for the following individuals who are referred to as the named executive officers:

Craig M. Nash	Chairman, President and Chief Executive Officer
Jeanette E. Marbert	Executive Vice President and Chief Operating Officer
William L. Harvey	Executive Vice President and Chief Financial Officer
David C. Gilbert	President, Interval International
Kelvin M. Bloom	Chief Executive Officer, Aqua-Aston

Overview

        During 2015, ILG benefitted from including the HVO business for a full year. Following this acquisition ILG realigned our segment reporting and now reports in two segments: Exchange and Rental, and Vacation Ownership. Exchange and Rental includes the Interval International and the exchange businesses of Hyatt Residence Club and Trading Places International as well as the Aqua-Aston vacation rental business. Vacation Ownership includes the management businesses of Vacation Resorts International, VRI Europe, HVO and Trading Places International and HVO's vacation ownership sales and financing. Our 2015 results were negatively affected by currency fluctuations.

        The following chart summarizes key financial results for 2015 compared to 2014 and 2013 (dollars in millions except per share and percentage data):

	Year Ended December 31,
		Year over Year Change	Constant Currency			Year over Year Change
	2015		2015	Change	2014		2013
Revenue	$697.4	13.5%	$708.2	15.3%	$614.4	22.6%	$501.2
Net income attributable to common stockholders	$73.3	(7.1)%	$76.4	(3.2)%	$78.9	(2.8)%	$81.2
Adjusted net income(1)	$76.4	(4.9)%	$79.5	(1.1)%	$80.3	(1.5)%	$81.5
Adjusted EBITDA reported(2)	$184.9	7.1%	$188.5	9.2%	$172.7	3.9%	$166.2
Adjusted EBITDA incentive calculation(3)	$183.7	4.9%	NA	NA	$175.1	3.3%	$169.5
Diluted earnings per share	$1.26	(7.4)%	$1.32	(2.9)%	$1.36	(2.9)%	$1.40
Adjusted diluted earnings per share(4)	$1.32	(5.0)%	$1.37	(1.4)%	$1.39	(1.4)%	$1.41
Price per share at December 31(5)	$15.61	(25.3)%	NA	NA	$20.89	(32.4)%	$30.91

(1)
Adjusted net income is defined as net income attributable to common stockholders excluding, without duplication (a) acquisition related and restructuring costs, (b) other non-operating foreign currency remeasurements, (c) correcting an immaterial prior period net understatement in the 2013 financials, (d) the impact of the application of purchase accounting, and (e) other special items. Reconciliation to net income attributable to common stockholders is provided in Appendix A.

(2)
Adjusted EBITDA is defined as net income attributable to common stockholders, excluding, if applicable (a) non-operating interest income and interest expense, (b) income taxes, (c) depreciation expense, (d) amortization expense of intangibles, (e) non-cash compensation expense, (f) goodwill and asset impairments, (g) acquisition related and restructuring costs, (h) other non-operating income and expense (i) the impact of correcting a prior period item in 2013, (j) the impact of application of purchase accounting, and (k) other special items. Reconciliation to net income attributable to common stockholders is provided in Appendix A. ILG's presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

(3)
For purposes of both annual and long-term incentive calculations, Adjusted EBITDA is defined as net income excluding, if applicable: (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense, (4) goodwill and asset impairments, (5) income tax provision, (6) non-operating interest income and interest expense, (7) other non-operating income and expense, (8) other special items, and (9) acquisition related professional fees and beginning with the year ended December 31, 2014 all acquisition related and restructuring costs. The compensation committee determined that Adjusted EBITDA would be calculated from net income attributable to common stockholders for periods beginning January 1, 2014. Reconciliation to net income attributable to common stockholders is provided in Appendix A.

(4)
Adjusted diluted earnings per share is defined as Adjusted net income divided by the weighted average number of shares of common stock and dilutive securities outstanding during the period. Reconciliation to diluted earnings per share is provided in Appendix A.

(5)
Based on the closing price for ILG shares on The NASDAQ Stock Market on that date.

        For 2015, the compensation and human resources committee (also referred to as the compensation committee) generally maintained the compensation program in place in 2014.

Philosophy and Objectives of Compensation

        ILG's executive officer compensation program is designed to attract, reward, motivate, and retain top executives and to provide appropriate incentives for achieving ILG's goals and objectives. A significant portion of each executive's pay is variable and based on corporate performance. The following charts show the pay mix at target for the chief executive officer and the average pay mix at target for the other named executive officers.

CEO Target Compensation	Other NEO Average Target Compensation

        ILG's compensation program rewards annual performance through an annual bonus program and long-term value creation through performance-contingent equity participation. Based on prior benchmarking analyses, the total compensation opportunities at target levels of performance are provided near the median of the peer group, with individual differentiation to reflect, among other things, executive experience, performance, internal equity, and unique customer relationships that may be difficult to replace.

Compensation Methodology

        Roles and Responsibilities.    Our executive officer compensation program is administered by our compensation and human resource committee. In 2015, the compensation committee engaged Meridian Compensation Partners, LLC to provide executive compensation advisory services to the compensation committee. Meridian also prepared a report for ILG's nominating committee on director compensation.

        Meridian provides the compensation committee with support on market information and perspective on executive pay practices. At the request of the compensation committee, Meridian participated in select discussions during the compensation committee's meetings with respect to reviewing and changing incentive programs.

        Our chief executive officer makes recommendations to the compensation committee regarding salary and bonus payments for the other named executive officers. In addition, our chief executive officer, chief operating officer and chief financial officer make recommendations on performance goals based on board approved budgets and internal forecasts, and provide information and recommendations as to whether performance goals were achieved. The compensation committee evaluates these recommendations and approves the compensation for the named executive officers. With respect to the chief executive officer, this review is conducted in executive session without the presence of the chief executive officer.

        Peer Groups.    The compensation committee and management determined not to undertake an executive compensation benchmarking analysis in connection with the 2015 compensation decisions, in accordance with the practice of performing a full bench-marking study every three years, with the next study to be used for 2016 compensation decisions.

        Relative TSR group.    The industry peer group described below is used for the 2015 relative total shareholder return ("TSR") performance RSUs discussed below as well as the Russell 2000 index companies as a whole. This peer group includes those companies in the Russell 2000 that have the Hotels, Restaurant and Leisure GICS Code 253010, referred to as the industry peer group. The industry peer group was not used to benchmark pay levels.

Elements of Compensation

        The total compensation program for ILG's named executive officers consists of salary, annual incentives, long-term incentives, perquisites and other benefits. The compensation committee and management believe these programs are tailored to meet ILG's business objectives and environment. The program for the three named executive officers with enterprise-wide responsibilities differs from the structure provided to the business leaders and will be discussed separately.

        Salary.    Management and the compensation committee consider a number of factors in recommending and determining base salaries of named executive officers, including corporate performance and with respect to an individual executive the assumption of additional responsibilities, internal equity, periodic benchmarking, historical compensation for executives of acquired companies and other factors which demonstrate an executive's value to ILG.

  ILG Executives:

        The amounts of salary for Mr. Nash, Ms. Marbert and Mr. Harvey are based upon the levels agreed in their respective employment agreements entered into in 2008. All of these agreements had an initial four year term with automatic one year renewals unless the executive or the company gives 30 days' notice prior to the end of the then current term. Accordingly, the agreements rolled forward for another year in August 2015. The compensation committee has the authority to increase but not decrease the level of salary set forth in each of these agreements. No such changes were effected in 2015.

  Business Leaders:

        Mr. Gilbert entered into an employment agreement effective September 2014 and Mr. Bloom's employment agreement was effective January 2015. These agreements specify the negotiated amount of base salary to incent Mr. Gilbert to join the ILG team in his role and to retain Mr. Bloom in his role.

        Annual Incentives.    ILG's annual incentive program is designed to reward performance on an annual basis. Because of the variable nature of the program, and because in any given year bonuses have the potential to comprise a significant component of an executive's total compensation, the bonus program represents an important incentive tool to achieve ILG's annual objectives and to attract, motivate and retain executive talent.

        Our annual incentive program, implemented under our 2013 Stock and Incentive Compensation Plan, provides for a cash payment based upon ILG financial performance, and, for certain named executive officers, their specific business and individual performance. ILG generally pays bonuses during the first quarter following finalization of financial results for the prior year and compensation committee approval.

  ILG Executives:

        For 2015, annual incentives for Mr. Nash, Ms. Marbert and Mr. Harvey were determined, in whole or in part, based on ILG's consolidated Adjusted EBITDA performance and revenue. Adjusted EBITDA and revenue were selected as the performance measures because they reflect the financial focus of ILG and align the program with ILG's key business goals. These targets are designed to reward both top line growth and expense controls. The target Adjusted EBITDA and revenue levels were based on the 2015 budget approved by the board of directors. Please see Appendix A for a reconciliation of Adjusted EBITDA.

        The following table shows the Adjusted EBITDA goals for 2015 for the annual incentive program. Payouts range from a minimum of 0% to a maximum of 200% of target, with results interpolated for points in between established goals:

Adjusted EBITDA (Millions)	Annual Incentive Payout as a % of Target
Below $159.0	0%
$159.0	50%
$173.1	75%

$187.1	100%

$205.8	125%
$224.5	150%
$243.2	175%
$261.9	200%
Above $261.9	200%

        The following table shows the revenue goals for 2015 for the annual incentive program. Payouts range from a minimum of 0% to a maximum of 140% of target, with results interpolated for points in between established goals:

Revenue (Millions)	Annual Incentive Payout as a % of Target
Below $610.4	0%
$610.4	50%
$664.3	75%

$718.2	100%

$790.0	120%
$861.8	140%
Above $861.8	140%

        The table below shows 2015 target bonus for Mr. Nash, Ms. Marbert and Mr. Harvey expressed as a percentage of salary and the weighting of each performance measure. For Mr. Nash and Ms. Marbert, the entire annual incentive opportunity was tied to the achievement of financial results and for Mr. Harvey 80% of the annual incentive was tied to achievement of financial results and 20% was tied to individual performance.

	Target Bonus as % of Salary	% of Bonus Based on Target Adjusted EBITDA	% of Bonus Based on Target Revenue	% of Bonus Based on Individual Performance
Craig M. Nash	100%	80%	20%	—
Jeanette E. Marbert	100%	80%	20%	—
William L. Harvey	75%	60%	20%	20%

        Actual 2015 Adjusted EBITDA was $183.7 million, 98.2% of the target Adjusted EBITDA and revenue was $696.5 million, 97% of target revenue. Therefore, the annual incentives earned based on Adjusted EBITDA and revenue performance were 94.0% and 89.9% of the respective target amounts. However, Mr. Nash and Ms. Marbert agreed to forego a portion of their earned annual incentive to maintain a bonus amount proportional to that provided to other executives of ILG. This incentive amount equaled approximately 85% of their target annual incentive. The following table shows the annual incentive amounts paid to each of these named executive officers:

	Annual Incentive Based on Adjusted EBITDA ($)	Annual Incentive Based on Revenue ($)	Annual Incentive Based on Subjective Criteria ($)	Amount Executive Agreed to Forego	Total Annual Incentive Paid ($)
Craig M. Nash	563,985	134,923	—	(61,408)	637,500
Jeanette E. Marbert	327,112	78,255	—	(35,617)	369,750
William L. Harvey	158,621	50,596	29,846	—	239,063

        With respect to the portion of the incentives based on subjective individual performance, Mr. Harvey agreed to forego a portion of the annual incentive to maintain a bonus amount proportional to that provided to other executives of ILG. As a result the compensation committee determined, following a discussion with Mr. Nash regarding the overall performance of ILG for 2015, the individual performance of Mr. Harvey and the bonus levels of other executives, to award an amount equal to 53% of the target amount with his total annual incentive equaling approximately 85% of target.

  Business leaders:

        The employment agreements with each of Mr. Gilbert and Mr. Bloom provide a framework for incentive compensation.

        For Mr. Gilbert, his annual incentive compensation has several components. First, Mr. Gilbert can earn up to 80% of his base salary based on Adjusted EBITDA and revenue performance for ILG's exchange business as well as his individual performance. Amounts based on Adjusted EBITDA and revenue either meet the hurdle and are earned, or miss the hurdle and receive less than the full amount with 75% earned at 95% of target, 50% earned at 90% of target and nothing earned below 90% of target.

	Target Bonus as % of Salary	% of Bonus Based on Target Adjusted EBITDA	% of Bonus Based on Target Revenue	% of Bonus Based on Individual Performance
David C. Gilbert	80%	70%	15%	15%

        In addition, Mr. Gilbert can earn additional incentives to the extent the Adjusted EBITDA of the exchange business exceeds budget based on the following:

Adjusted EBITDA (millions)	% of Salary Earned
$130.6	0%
$131.9	10%
$132.6	15%
$133.9	20%

        Based on the results of the applicable exchange business for 2015, Adjusted EBITDA exceeded target by 1.2% but revenue was less than the $342.6 million target by 1.3%. Therefore, Mr. Gilbert earned all of the target incentive for the Adjusted EBITDA and earned 93.8% of the revenue-based portion. He also earned 50% of his additional performance based incentive. However, based on the overall performance of the exchange business and the bonus levels of other executives of this business, no portion of the discretionary bonus was awarded.

	Annual Incentive Based on Adjusted EBITDA ($)	Annual Incentive Based on Revenue ($)	Annual Incentive Based on Subjective Criteria ($)	Additional Incentive for Exceeding Budget ($)	Total Annual Incentive Paid ($)
David C. Gilbert	229,600	46,127	—	41,000	316,727

        For Mr. Bloom, his employment agreement provides that his annual incentive has several components. Mr. Bloom can earn up to 60% of his base salary based on Adjusted EBITDA and revenue performance for ILG's Aqua-Aston business as well as his individual performance. Amounts based on Adjusted EBITDA and revenue either meet the hurdle and are earned, or miss the hurdle and receive less than the full amount with 75% earned at approximately 92.5% of target, 50% earned at 85% of target and nothing earned below 85% of target.

	Target Bonus as % of Salary	% of Bonus Based on Target Adjusted EBITDA	% of Bonus Based on Target Revenue	% of Bonus Based on Individual Performance
Kelvin M. Bloom	60%	70%	15%	15%

        In addition, Mr. Bloom can earn additional incentives to the extent the Adjusted EBITDA of the rental business exceeds budget based on the following:

Adjusted EBITDA (millions)	% of Salary Earned
$18.8	0%
$19.7	10%
$20.7	20%

        Based on the results of the Aqua-Aston business for 2015, Adjusted EBITDA was 85.9% of target and revenue exceeded the target. Therefore, Mr. Bloom earned 54.3% of the target incentive for the Adjusted EBITDA and the entire revenue-based portion. He did not earn his additional performance based incentive and, based on considerations of the overall performance of the Aqua-Aston business and the bonus levels of other executives of this business, no portion of the discretionary bonus was awarded.

	Annual Incentive Based on Adjusted EBITDA ($)	Annual Incentive Based on Revenue ($)	Annual Incentive Based on Subjective Criteria ($)	Additional Incentive for Exceeding Budget ($)	Total Annual Incentive Paid ($)
Kelvin M. Bloom	93,517	36,900	—	—	130,417

        Long-Term Incentives.    In determining ILG's long-term incentive programs, the compensation committee believes that by providing a meaningful portion of an executive officer's compensation in stock, his or her incentives are aligned with our stockholders' interests in a manner that drives better performance over time. In setting individual award levels, important considerations include effective recruitment, retention, performance, incentives necessary for strong future performance and issues of internal equity.

        Our long-term incentive program, implemented under our 2013 Stock and Incentive Compensation Plan, generally consists of two components, each of which is subject to performance hurdles. The first component is referred to as annual RSUs. The annual RSUs are performance-based restricted stock units that are granted during the first quarter of the fiscal year and are deemed earned only after a determination by the compensation committee that the specified performance conditions have been met during the performance year in which they are granted. Once earned, these annual RSUs vest in equal portions on each of the first four anniversaries of the grant date, subject to continued employment.

        The second component is referred to as performance RSUs which are earned based on performance over a multi-year period. These performance-based RSUs are granted during the first quarter of the fiscal year and vest on the third anniversary of the grant date, following a determination by the compensation committee of the number of shares earned based on the specified, multi-year performance conditions.

  2015 Grants

        Consistent with prior years, in 2015 for each of the named executive officers—75% of the value of the total long-term incentive opportunity was granted through annual RSUs and 25% was granted through performance RSUs. This allocation reflects the compensation committee's goal of aligning executive's and stockholders' interests, while mitigating the impact that the evolving business environment on this industry have on ILG's and our executives' ability to meet performance targets.

        For Mr. Nash and Ms. Marbert, the compensation committee determined to maintain the size of the grant consistent with 2014 with Mr. Nash's targeted amount equal to $2.2 million and Ms. Marbert's targeted amount equal to $700,000. Unlike Mr. Nash and Ms. Marbert, Mr. Harvey had not had an increase in the amount of his target grant level in 2014 and the compensation committee determined to increase his target grant level from $400,000 to $475,000, thereby providing recognition for his efforts while increasing the proportion of the equity component of overall compensation and providing additional shareholder alignment to long-term value creation. Mr. Gilbert's target grant of $100,000 was made based on the fact that he had received a large cliff-vesting award when he joined the company in September 2014, while Mr. Bloom's targeted amount equaled $200,000. These amounts were converted to a number of units based on a trailing twenty trading day average of the stock price on the date prior to determination of the amount of grant by the compensation committee on February 24, 2015.

        The grant levels were determined based on the particular experience, performance, roles and responsibilities of the individual executives and are summarized as follows:

	Annual RSUs (#)	Performance RSUs at Target Level (#)	Total RSUs (#)
Craig M. Nash	68,465	22,821	91,286
Jeanette E. Marbert	21,785	7,261	29,046
William L. Harvey	14,783	4,927	19,710
David C. Gilbert	3,112	1,037	4,149
Kelvin M. Bloom	6,224	2,075	8,299

        Annual RSUs.    If earned, the annual RSUs will vest 25% each year with full vesting occurring four years after the date of grant. For 2015, the requirement for earning the annual RSUs was achievement of at least one of the following performance conditions that were set in late February of 2015: (1) Interval membership count as of the end of the second, third or fourth fiscal quarter of 2015 exceeding the specified amount, (2) the number of Interval exchange and getaway transactions during 2015 exceeding a specified amount; (3) the retention rate of Interval members for the twelve month period ended as of the end of the second, third or fourth fiscal quarter of 2015 exceeding a specified percentage; (4) the number of managed resorts as of the end of the second, third or fourth fiscal quarter exceeding the specified amount, or (5) HVO achieving at least a specified amount of contract sales for 2015. Management provided a schedule of the relevant metrics in order for the compensation committee to certify that the relevant targets have been met for the 2015 grant. These awards were earned and will vest as described above.

        Performance RSUs.    The performance RSUs granted in 2015 as part of the long-term incentives have two components: 60% vest based on a cumulative three-year Adjusted EBITDA target for 2015-2017, and the remaining 40% vest based on relative total shareholder return of our common stock against two peer groups over the period from December 31, 2014 through December 31, 2017. The compensation committee selected these metrics to encourage bottom line growth and reward shareholder returns. The two peer groups for the relative TSR-based grants are the Russell 2000 index and the industry peer group described above.

        2013 Grants.    With respect to the 2013 performance RSUs, the compensation committee determined to base the vesting of the performance RSU awards on a cumulative three-year Adjusted EBITDA target for 60% and awards on the relative total shareholder return for 40%.

        For the Adjusted EBITDA-based awards, if a higher or lower level of cumulative Adjusted EBITDA performance was achieved for 2013-2015, the number of shares earned was increased or decreased accordingly. If minimum performance levels were not achieved, no performance shares would be earned. The following table describes the relationship between the target cumulative Adjusted EBITDA for 2013-2015 for the performance RSUs. Performance RSUs earned could be a minimum of 0% or a maximum of 200% of the target, interpolated for points in between, based on ILG's Adjusted EBITDA performance:

Adjusted EBITDA (Millions)	Performance RSUs Earned as a % of Target
Below T-20%	0%
T-20%	50%
T-10%	75%

Target Cumulative Adj. EBITDA(T)	100%

T+10%	150%
T+20%	200%
Above T+20%	200%

        For this purpose, as for the annual incentives, Adjusted EBITDA is defined as net income (attributable to common stockholders beginning January 1, 2014) excluding, if applicable: (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense, (4) goodwill and asset impairments, (5) income tax provision, (6) interest income and interest expense, (7) acquisition related professional fees and beginning with the year ended December 31, 2014 all acquisition and restructuring costs, (8) other non-operating income and expense, and (9) one time charges. See Appendix A for reconciliation.

        Shares earned based on cumulative Adjusted EBITDA for 2013-2015 performance vested on the third anniversary of the grant date, following certification of performance by the compensation committee and subject to continued employment. The combined Adjusted EBITDA for 2013 through 2015 of $528.4 million was greater than the cumulative target Adjusted EBITDA for 2013 through 2015 of $500.0 million. Therefore, the 2013 performance RSUs were earned at 128.4% of target amounts.

        For performance RSUs earned based on the relative TSR on ILG stock measured against the Russell 2000 index and the industry peer group for the period from December 31, 2012 through December 31, 2015, the relative TSR is determined as the annualized rate of return as measured by stock price appreciation over the measurement period described above, taking dividends into account and using a 20 trading-day average of reported closing prices. The first peer group is the Russell 2000 Index, of which ILG is a component. The second peer group is the subset of Russell 2000 companies, including ILG, with the Hotels, Restaurant and Leisure GICS Code 253010. In crafting this performance measure, the compensation committee noted the small number of publicly traded peer companies for ILG and determined that the industry peer group provided an externally defined group of companies in aligned businesses with similar market capitalization for measuring market performance while the full Russell 2000 provides a broad market perspective. The compensation committee determined to weight these two peer groups equally. The relative TSR against each peer group will be measured as follows with percentiles being interpolated for amounts in between:

Relative Percentile Rank	Percent of Target Earned
Greater than 75th percentile	200%
75th Percentile (Maximum)	200%
50th Percentile (Target)	100%
40th Percentile (Threshold)	50%
Less than 40th Percentile	0%

        For the December 31, 2012 through December 31, 2015 period, ILG stock ranked at the 26th percentile against the index and the 17th percentile against the industry group, which equates to no payout on these RSUs.

  Leadership RSUs

        For 2013, the compensation committee also approved the grant of executive leadership RSU awards to each of the ILG executives. These RSUs vest on the third anniversary of the grant date and are deemed earned only after determination by the compensation committee that the specified performance conditions have been met during the year in which they were granted. The compensation committee approved these grants to provide a larger percentage of the overall compensation in equity and increase the long-term incentive following the final vesting of initial grants made in connection with spin-off in 2008. These grants do not recur on an annual basis.

        Dividends.    During 2015, ILG maintained a regular quarterly dividend of $0.12 per share. Under the award agreements for the RSUs, these awards accrue dividend equivalents and the compensation committee determined such accrual be made in additional RSUs which vest at the times and subject to the conditions of the underlying awards. These amounts are included under the heading "Other Annual Compensation" in this proxy statement pursuant to applicable rules.

        Stock Ownership Guidelines.    To further align the interests of our executives with the interests of stockholders, our board of directors, upon recommendation of the compensation committee, adopted stock ownership guidelines for all executive officers. The guidelines require each senior executive to own a multiple of his or her base salary in the form of ILG common stock generally within five years of assuming his or her position. The required levels of ownership are designed to reflect the level of responsibility that the executive positions entail. The stock ownership guidelines for our executive officer positions are shown in the table below:

Position Level	Stock Ownership Guidelines
Chief Executive Officer	5 × base salary
Chief Operating Officer	3 × base salary
Chief Financial Officer, Executive Vice Presidents and Business Presidents	2 × base salary
Senior Vice Presidents	1 × base salary

        The guidelines are administered by the compensation committee. As of June 9, 2016, all of our named executive officers were in compliance with the guidelines, with the business leaders included at the Executive Vice President level.

        Clawback Provisions, Hedging and Pledging Policies.    The compensation committee adopted a recoupment policy for annual and long-term incentive compensation in the event of certain financial restatements. This policy provides that the compensation committee may require the reimbursement or forfeiture of any annual incentive payment and any long-term incentive payment or award to an executive for the three years prior to a material restatement of financial results. This policy applies if that executive engaged in fraud or intentional misconduct that caused the need for a material restatement of results, the payment was based on achieving results that were the subject of the material restatement and a lower or no payment would have been made based upon the restated results.

        In addition, both the granted RSUs have clawback provisions in the event an executive is terminated for cause or it is determined that during the two-year period prior to termination there was an event or circumstance that would have been grounds for termination for cause. In such event, ILG has the right to cancel all annual and performance RSUs that have not yet vested. In addition, to the extent any RSUs vested within two years following the event that was or would have been grounds for termination for cause, ILG may cause such executive to return any shares or pay amounts realized from the settlement of shares issued upon vesting of such RSUs.

Pledging and Hedging Prohibition

        Under our Policy on Securities Trading, our directors, executives and other employees are prohibited from pledging ILG shares or engaging in hedging transactions involving ILG stock or derivatives as well as engaging in short sales involving ILG stock.

Change of Control and Severance

        ILG believes that providing executives with severance and change of control protection is important to allowing executives to fully value the forward-looking elements of their compensation packages, and therefore limit retention risk during uncertain times. ILG's employment arrangements with Mr. Nash and Ms. Marbert provide for salary continuation for two years and payment of a pro-rated bonus for the year of termination in the event of certain qualifying employment terminations beyond the control of the executive. Mr. Nash's employment agreement, also requires either (1) a decrease of payments upon a change of control if such payments would have exceeded 2.99 times the base amount under Section 280G of the Internal Revenue Code by no more than 110% or (2) a gross-up of payments subject to excise tax if the payments due upon a change of control would have exceeded 2.99 times the base amount by more than 110%. The employment agreements with Mr. Harvey and Mr. Bloom provide for one year of salary continuation in the event of a qualifying termination.

        The employment agreement with Mr. Gilbert provides for salary continuation through the end of the term of the agreement in the event of a qualifying termination, provided that a qualifying termination after the second anniversary of the effective date of the agreement requires payment of continued salary for one year plus a pro rated portion of the annual incentive paid to the executive the prior year. These arrangements are described below in "Executive Compensation—Executive Agreements."

        In addition, the employment agreements, with each of Mr. Nash, Ms. Marbert, Mr. Harvey and Mr. Gilbert provide that vesting of RSUs will accelerate upon a qualifying termination if the vest date (determined as if all such RSUs vested in equal annual installments) would have occurred during the period of salary continuation (or for Mr. Gilbert the following 12-month period). These employment agreements further provide that vesting of RSUs will accelerate upon a change of control if the vest date (determined as if all such RSUs vested in equal annual installments) would have occurred during the two years following the change of control. The terms and conditions of the RSUs held by our named executive officers provide that the vesting of such RSUs will be accelerated upon a qualifying termination following a change of control.

Other Compensation

        During 2015, we provided a limited number of perquisites and other compensation to our named executive officers. These perquisites included group term life insurance policies for each named executive officer, supplemental disability policies and related tax re-imbursement for our chief executive officer and chief operating officer, and an auto allowance for our chief executive officer. The values of these benefits, and the accrued dividend equivalents described above, are reported under the heading "Other Annual Compensation" in this proxy statement pursuant to applicable rules.

        The executive officers do not participate in any deferred compensation or retirement program other than ILG's 401(k) plan. ILG has established a 401(k) plan for our employees that is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, all employees, including the named executive officers, are eligible to participate in the 401(k) plan from their start of service. Eligible employees electing to participate in the 401(k) plan may defer from one percent of their compensation up to the statutorily prescribed limit, on a pre-tax basis, by making a contribution to the plan. ILG's discretionary matching contributions equal 50% of each participant's contribution of up to 6% of the participant's salary, not to exceed 3% of the participant's compensation for certain businesses which include the named executive officers. Employer matching contributions vest after two years of service.

        Our chief executive officer has on occasion had family members accompany him on business trips on the private aircraft in which ILG owns a fractional interest for business trips. In each case, he reimburses ILG for the greater of the incremental costs of such use or the cost of a commercial first class ticket.

        Tax Deductibility.    Our compensation committee's practice generally has been to structure ILG's compensation program in such a manner so that the compensation may be deductible by ILG for federal income tax purposes. However, the compensation committee uses discretion and may at times structure compensation that does not meet the IRS rules regarding deductibility.

        Committee Consideration of Results of Stockholder Advisory Vote.    Our stockholders approved holding a say-on-pay vote every three years. At our 2014 annual meeting of stockholders, our executive compensation program received the support of over 89% of shares represented at the meeting. The compensation committee has considered the results of this vote and views this outcome as evidence of stockholder support of its executive compensation decisions and policies. Our stockholders will again be asked to provide a non-binding advisory vote on our executive compensation at our 2017 annual meeting of stockholders.

Compensation and Human Resources Committee Report

        The compensation and human resources committee reviewed and discussed the compensation discussion and analysis for the year ended December 31, 2015 with ILG's management. Based on the review and discussions with management, the compensation and human resources committee recommended to the board of directors that the compensation discussion and analysis be included in ILG's annual report on Form 10-K and this proxy statement.

Compensation and Human Resources Committee

Avy H. Stein, Chairman
Victoria L. Freed
Thomas P. Murphy, Jr.

        The information set forth in the section entitled "Compensation Committee Report" shall be deemed furnished herein and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Summary Compensation Table

        The following table sets forth information concerning the total compensation received for services rendered to ILG and its subsidiaries during 2013, 2014 and 2015 by our chief executive officer, chief financial officer, and our three other most highly compensated executive officers for 2015, all of whom are referred to in this proxy statement as named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Craig M. Nash	2015	750,000	—	2,471,559	637,500	227,856	4,086,915
Chairman, President and	2014	750,000	—	2,292,896	882,869	220,523	4,146,288
CEO	2013	750,000	—	4,132,200	890,353	183,363	5,955,916
Jeanette E. Marbert	2015	435,000	—	786,411	369,750	80,364	1,671,526
Chief Operating Officer	2014	407,808	—	729,570	481,163	75,187	1,693,728
	2013	400,000	—	1,641,827	474,855	60,163	2,576,845
William L. Harvey	2015	375,000	29,846	533,648	209,217	58,295	1,206,006
Chief Financial Officer	2014	355,577	53,438	416,892	250,661	53,372	1,129,940
	2013	343,750	51,563	1,429,702	243,396	41,159	2,109,570
David C. Gilbert*	2015	410,000	—	112,336	316,727	32,722	871,805
President, Interval	2014	136,667	21,867	1,187,232	113,985	12,803	1,472,554
Kelvin M. Bloom	2015	410,000	—	224,697	130,417	34,810	799,924
CEO, Aqua-Aston

*
Includes amounts since September 1, 2014 for Mr. Gilbert.

(1)
Represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 in connection with RSUs granted during the applicable year under our 2013 Stock and Incentive Compensation Plan. These awards consist of annual RSUs and performance RSUs. Awards with amounts that change based upon performance conditions are computed based on the probable outcome of the performance conditions assuming target performance for Adjusted EBITDA-based awards and based upon a Monte Carlo simulation for relative TSR based awards as discussed in Note 13 to the Consolidated Financial Statements for 2015 contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2016. For the value of the 2015 performance RSUs, aggregate grant date fair values at target are as follows: Nash—$721,594; Marbert—$229,587; Harvey—$155,795, Gilbert—$32,793 and Bloom—$65,612. A description of the awards can be found in the "Compensation Discussion and Analysis-Elements of Compensation—Long-Term Incentives" section above.

  In accordance with SEC rules, we are also required to disclose the aggregate grant date fair value for awards with performance conditions assuming maximum performance. The aggregate grant date fair value of the 2015 performance RSUs, assuming maximum performance, are as follows: Nash—$1,443,188; Marbert—$459,174; Harvey—$311,590, Gilbert—$65,586 and Bloom—$131,224.

(2)
Amounts earned under the annual incentive program are paid following compensation committee certification of the achievement of performance following completion of the fiscal year.

(3)
See the table below for all other compensation included in this column for 2014 with dividends accrued on RSUs at target levels. In addition, as described above in "Compensation Discussion and Analysis—Other Compensation," Mr. Nash has on occasion had family members accompany him on business trips on the private aircraft in which ILG owns a fractional interest and has reimbursed ILG for the greater of the incremental costs of such use or the cost of a commercial first class ticket.

Name	Supplemental Disability Insurance ($)	Insurance Tax Re-imbursement ($)	Auto Allowance ($)	401(k) Plan Company Match ($)	Group Term Life ($)	Dividends Accrued on RSUs ($)	Total All Other Compensation ($)
Craig M. Nash	21,294	10,766	14,400	7,950	3,564	169,883	227,856
Jeanette E. Marbert	4,718	3,410	—	7,950	2,322	61,964	80,364
William L. Harvey	—		—	7,485	2,322	48,488	58,295
David C. Gilbert	—		—	7,950	3,564	29,158	32,722
Kelvin M. Bloom	—		15,000	7,950	2,233	9,627	34,810

Executive Agreements

        Craig M. Nash.    Mr. Nash entered into a four-year employment agreement that was effective upon the spin-off on August 20, 2008. Under this agreement, Mr. Nash receives a base salary of $750,000 and is entitled to receive a discretionary annual bonus with a target of 100% of base salary and a minimum bonus of $250,000 in the event certain EBITDA targets to be established annually by the compensation and human resources committee are achieved. The agreement automatically renews for additional one-year terms unless terminated by either party.

        Jeanette E. Marbert.    Ms. Marbert entered into a four-year employment agreement that was effective upon the spin-off. Under this agreement, Ms. Marbert receives a base salary of $400,000 and is entitled to receive a discretionary annual bonus, with a target of 100% of base salary. The compensation committee has the discretion to increase the base salary and chose to do so in 2014. The agreement automatically renews for additional one-year terms unless terminated by either party.

        William L. Harvey.    Mr. Harvey entered into a four-year employment agreement in 2008 providing for an initial base salary of $325,000, and a discretionary bonus with a target of 75% of salary. The compensation committee has the discretion to increase the base salary and chose to do so in 2013 and again in 2014. The agreement automatically renews for additional one-year terms unless terminated by either party.

        David C. Gilbert.    Mr. Gilbert entered into an employment agreement with ILG, effective September 1, 2014 through December 31, 2017, providing for an initial base salary of $410,000, bonus payments and initial RSUs as described under Compensation Discussion and Analysis. The agreement automatically renews for additional one-year terms unless terminated by either party.

        Kelvin M. Bloom.    Mr. Bloom entered into a one-year employment agreement, effective January 1, 2015, providing for an initial base salary of $410,000 and bonus payments as described under Compensation Discussion and Analysis. The agreement automatically renews for additional one-year terms unless terminated by either party.

 Grants of Plan-Based Awards for Fiscal Year 2015

        The following table sets forth information with respect to the grants of plan-based awards to the named executive officers during the year ended December 31, 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
								Grant Date Fair Value of Stock and Option(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Craig M. Nash	2/24/2015	375,000	750,000	1,410,000	11,411	22,821	45,642	721,594
	2/24/2015					68,465		1,749,965
Jeanette E. Marbert	2/24/2015	217,500	435,000	817,800	3,631	7,261	14,522	229,587
	2/24/2015					21,785		556,825
William L. Harvey	2/24/2015	112,500	281,250	416,250	2,464	4,927	9,854	155,795
	2/24/2015					14,783		377,853
David C. Gilbert	2/24/2015				519	1,037	2,074	32,793
	2/24/2015					3,112		79,543
	3/25/2015	147,600	410,000	410,000
Kelvin M. Bloom	2/24/2015				1,038	2,075	4,150	65,612
	2/24/2015					6,224		159,085
	3/25/2015	112,750	328,000	328,000

(1)
These awards are performance based awards under the annual incentive program with amounts paid determined by the achievement of the Adjusted EBITDA and revenue performance targets described in "Compensation Discussion and Analysis—Elements of Compensation—Annual Incentives" above.

(2)
These awards granted February 24, 2015 include (A) in the first line for each named executive officer—performance RSUs under the long-term incentive program with the number of shares earned determined by the achievement of the Adjusted EBITDA performance targets or, total shareholder return targets, all subject to cliff vesting on the third anniversary of the grant date, and (B) in the second line—annual RSUs awarded under the long-term incentive program which vest pro rata over four years, in each case as described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives" above.

(3)
The grant date fair value was calculated in accordance with FASB ASC Topic 718. For the value of the performance RSUs based on Adjusted EBITDA, at the date of grant we estimated the future payout at the target level, for the performance shares based on relative TSR, we used a Monte Carlo simulation as discussed in Note 13 to the Consolidated Financial Statements for 2015 contained in our Annual Report on Form 10-K filed with the SEC as of February 26, 2016. The grant date fair value does not reflect the current value of these awards or the value of any future payout.

 Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2015

        The following table sets forth information with respect to the value of restricted stock units held by the named executive officers on December 31, 2015, based on the closing price for ILG shares of $15.61 on The NASDAQ Stock Market on that date.

	Stock Awards(1)(3)
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Craig M. Nash	308,882	4,821,648	44,600	696,206
Jeanette E. Marbert	115,128	1,797,148	14,189	221,490
William L. Harvey	92,499	1,443,909	8,905	139,007
David C. Gilbert	43,404	677,536	18,298	285,632
Kelvin M. Bloom	16,349	255,208	3,572	55,759

(1)
Amounts shown include 2013 performance RSUs earned, but that have not yet vested, based on achieving 2013-2015 performance criteria pursuant to the long-term incentive plan and annual and executive leadership RSUs earned, but not yet vested, based on achieving operational criteria as described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives" above.

(2)
Amounts shown include RSUs granted that have not yet been earned based on the assumption that the cumulative three-year performance criteria are achieved at target levels.

(3)
The table below provides the following information regarding RSU awards held by ILG's named executives as of December 31, 2015: (i) the grant date of each award, (ii) the number of RSUs outstanding (on an aggregate and grant-by-grant basis), (iii) the market value of RSUs outstanding as of December 31, 2015, (iv) the vesting schedule for each award and (v) the total number of RSUs that vested or are scheduled to vest in each of the fiscal years ending December 31, 2016, 2017, 2018 and 2019.

	Number of Unvested RSUs as of 12/31/15 (#)	Market Value of Unvested RSUs as of 12/31/15 ($)
			Vesting Schedule (#)
Grant Date			2016	2017	2018	2019
Craig M. Nash
3/6/2012(a)	27,093	422,921	27,093	—	—	—
2/26/2013(a)	39,214	612,130	19,603	19,611	—	—
2/26/2013(c)	0	0	—	—	—	—
2/26/2013(d)	104,562	1,632,212	104,562	—	—	—
3/20/2013(b)	20,139	314,369	20,139	—	—	—
2/25/2014(a)	47,813	746,360	15,936	15,935	15,942	—
2/25/2014(b)	12,749	199,011	—	12,749	—	—
2/25/2014(c)	8,499	132,669	—	8,499	—	—
2/24/2015(a)	70,061	1,093,652	17,513	17,515	17,516	17,517
2/24/2015(b)	14,012	218,727	—	—	14,012	—
2/24/2015(c)	9,340	145,797	—	—	9,340	—

Total	353,482	5,517,854	204,846	74,309	56,810	17,517

	Number of Unvested RSUs as of 12/31/15 (#)	Market Value of Unvested RSUs as of 12/31/15 ($)
			Vesting Schedule (#)
Grant Date			2016	2017	2018	2019
Jeanette E. Marbert
3/6/2012(a)	7,530	117,543	7,530	—	—	—
2/26/2013(a)	11,767	183,684	5,879	5,888	—	—
2/26/2013(c)	0	0	—	—	—	—
2/26/2013(d)	52,281	816,106	52,281	—	—	—
3/20/2013(b)	6,042	94,316	6,042	—	—	—
2/25/2014(a)	15,215	237,506	5,069	5,070	5,076	—
2/25/2014(b)	4,056	63,314	—	4,056	—	—
2/25/2014(c)	2,704	42,209	—	2,704	—	—
2/24/2015(a)	22,293	347,994	5,571	5,572	5,573	5,577
2/24/2015(b)	4,458	69,589	—	—	4,458	—
2/24/2015(c)	2,971	46,377	—	—	2,971	—

Total	129,317	2,018,638	82,372	23,290	18,078	5,577

William L. Harvey
3/6/2012(a)	4,520	70,557	4,520	—	—	—
2/26/2013(a)	7,846	122,476	3,920	3,926	—	—
2/26/2013(c)	0	0	—	—	—	—
2/26/2013(d)	52,281	816,106	52,281	—	—	—
3/20/2013(b)	4,029	62,893	4,029	—	—	—
2/25/2014(a)	8,696	135,745	2,896	2,897	2,903	—
2/25/2014(b)	2,318	36,184	—	2,318	—	—
2/25/2014(c)	1,545	24,117	—	1,545	—	—
2/24/2015(a)	15,127	236,132	3,779	3,783	3,781	3,784
2/24/2015(b)	3,025	47,220	—	—	3,025	—
2/24/2015(c)	2,017	31,485	—	—	2,017	—

Total	101,404	1,582,915	71,425	14,469	11,726	3,784

David C. Gilbert
9/1/2014(b)	17,237	269,070	—	17,237	—	—
9/1/2014(d)	40,219	627,819	—	40,219	—	—
2/24/2015(a)	3,185	49,718	793	797	796	799
2/24/2015(b)	636	9,928	—	—	636	—
2/24/2015(c)	425	6,633	—	425	—	—

Total	61,702	963,168	793	58,678	1,432	799

Kelvin M. Bloom
3/6/2012(a)	2,263	35,325	2,263	—	—	—
2/26/2013(a)	2,944	45,956	1,468	1,476	—	—
2/26/2013(c)	0	0	—	—	—	—
3/20/2013(b)	1,511	23,587	1,511	—	—	—
2/25/2014(a)	3,262	50,920	1,085	1,086	1,091
2/25/2014(b)	870	13,581	—	870	—	—
2/25/2014(c)	579	9,038	—	579	—	—
2/24/2015(a)	6,369	99,420	1,590	1,593	1,592	1,594
2/24/2015(b)	1,274	19,887	—	—	1,274	—
2/24/2015(c)	849	13,253	—	—	849	—

Total	19,921	310,967	7,917	5,604	4,806	1,594

(a)
Represents performance-based annual RSUs earned which vest in four equal annual installments on each of the first four anniversaries of the grant date, subject to continued employment. The performance conditions to which these awards were subject have been satisfied.

(b)
Represents performance RSUs which vest on the third anniversary of the grant date subject to continued employment. The number of shares included on the table is based on the number of shares which would be earned if the cumulative total of Adjusted EBITDA for 2014-2016 or 2015-2017, as applicable, equals the cumulative total target Adjusted EBITDA for those three years. For the March 2013 grant, the number of shares included is based on the number of shares earned based on Adjusted EBITDA achieved for 2013-2015.

(c)
Represents performance RSUs which vest on the third anniversary of the grant date subject to continued employment. The number of shares included on the table is based on the number of shares which would be earned based on the relative TSR for ILG being at the target percentile for the measurement period of December 31, 2013 through December 31, 2016 or December 31, 2014 through December 31, 2017 as applicable, as measured against the peer groups. For the February 2013 grant, the number of shares included is based on the number of shares earned based on the relative TSR for the measurement period from December 31, 2012 through December 31, 2015.

(d)
Represents performance RSUs which vest on the third anniversary of the grant date subject to continued employment. The performance conditions to which these awards were subject have been satisfied.

Stock Vested for Fiscal Year 2015

        The following table sets forth information with respect to the value to the named executive officers of RSUs that vested during 2015, based on the closing price for ILG shares on The NASDAQ Stock Market on the applicable vesting date, which does not reflect the current value. In 2015 none of the named executive officers had any options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig M. Nash	118,040	3,052,529
Jeanette E. Marbert	33,642	869,603
William L. Harvey	20,252	523,379
David C. Gilbert	—	—
Kelvin M. Bloom	29,343	754,124

Pension Benefits for Fiscal Year 2015 and Nonqualified Deferred Compensation for Fiscal Year 2015

        ILG does not offer a pension plan and none of the named executive officers are eligible to participate in a deferred compensation plan offered by ILG.

Potential Payments Upon Termination or Change in Control

  Change of Control

        Pursuant to the terms of ILG's equity compensation plans and the award agreements thereunder, upon a change of control, as defined in the applicable executive employment agreement, or if the executive does not have an employment agreement, as defined in the relevant plan, the named executive officers are generally entitled to accelerated vesting of equity awards if, following such change in control, their employment is terminated by ILG for any reason other than death, disability or cause (as defined in the relevant employment agreement or plan document), or by the executive for good reason (as defined in the relevant employment agreement or plan document) (a "Qualifying Termination").

        Additionally, under the employment agreements for each of Mr. Nash, Ms. Marbert, Mr. Harvey and Mr. Gilbert, he or she will be entitled to accelerated vesting of the RSUs granted under those agreements and equity awards granted after the effective date of those agreements in August 2008 (or September 1 2014 for Mr. Gilbert), if the vest date would have occurred within two years of the change in control date, with each such award treated as if it vested in equal annual installments. In addition, Mr. Nash's employment agreement contains a provision requiring ILG to gross-up payments that are subject to an excise tax imposed by Section 4999 of the Internal Revenue Code. However, in the event the payment triggering the gross-up provision is 110% or less of the base amount times 2.99 (referred to as the safe harbor amount), instead of a gross-up, the amounts payable shall be reduced to the safe harbor amount.

  Severance

        Cash.    Upon a Qualifying Termination, ILG executive officers are entitled to salary continuation of, with respect to Mr. Nash and Ms. Marbert, 24 months, with respect to Mr. Harvey and Mr. Bloom, 12 months. Additionally, under Mr. Nash's and Ms. Marbert's employment agreements, Mr. Nash and Ms. Marbert, each is are entitled to pro-rated portions of the bonus he or she would otherwise earn during the year in which the Qualifying Termination occurs, payable at the time such bonus would otherwise be determined. Upon a Qualifying Termination of Mr. Gilbert, he is entitled to salary continuation through the end of the initial term of his agreement, unless such termination occurs after the second anniversary of the effective date of the agreement, in which case each is entitled to salary continuation for 12 months plus a pro-rated amount of the bonus the executive was paid the prior year. Mr. Bloom will also receive a 12 month continuation of health benefits, or if not permissible, a lump sum payment to cover the applicable premium under COBRA.

        Equity.    Upon a Qualifying Termination, Mr. Nash, Ms. Marbert, Mr. Harvey and Mr. Gilbert will receive accelerated vesting for any equity awards granted after the effective date of the applicable employment agreement that would otherwise have vested within the salary continuation period (or for Mr. Gilbert the following 12-month period), with each such award treated as if it vested in equal annual installments. In addition, in the event of a Qualifying Termination, each of the five named executive officers will be entitled to one-third of the shares that would otherwise vest for each completed 12-month period following the grant date with respect to performance-based RSUs that vest at the end of three years. Note that generally in the case of a Qualifying Termination for death, the awards vest in full, and for disability, the awards continue to vest for up to three years following the termination date.

        Obligations.    The amounts payable upon a Qualifying Termination are all subject to the execution of a general release and to compliance with confidentiality, non-compete, non-solicitation of employees and non-solicitation of customer covenants set forth in the relevant employment agreements. Salary continuation payments will be offset by the amount of any compensation earned by an executive from other employment during the severance payment period.

        The amounts shown in the table assume that the termination or change in control was effective as of December 31, 2015 and that the price of ILG common stock on which certain calculations are based was the closing price of $15.61 on The NASDAQ Stock Market on that date. These amounts are estimates of the incremental amounts that would have been paid out to the executive upon such terminations/change in control, and do not take into account equity grants made, and contractual obligations entered into, after December 31, 2015. The actual amounts to be paid out can only be determined at the time the event actually occurs.

Name and Benefit	Termination without cause ($)	Resignation for good reason ($)	Change in Control ($)	Termination w/o cause or for good reason after Change in Control ($)
Craig M. Nash
Cash Severance (salary and bonus)	2,198,908	2,198,908	—	2,198,908
RSUs (vesting accelerated)	4,600,733	4,600,733	4,600,733	5,611,530
280G Gross-Up(1)	—	—	—	—

Total estimated value	6,799,641	6,799,641	4,600,733	7,810,438	(2)

Jeanette E. Marbert
Cash Severance (salary and bonus)	1,275,367	1,275,367	—	1,275,367
RSUs (vesting accelerated)	1,726,817	1,726,817	1,726,817	2,046,736	(4)

Total estimated value	3,002,184	3,002,184	1,726,817	3,322,103	(2)

William L. Harvey
Cash Severance (salary)	375,000	375,000	—	375,000
RSUs (vesting accelerated)	1,242,745	1,242,745	1,393,356	1,457,316	(4)

Total estimated value	1,617,745	1,617,745	1,393,356	1,832,316

David C. Gilbert
Cash Severance (salary)	820,000	820,000	—	820,000	(3)
RSUs (vesting accelerated)	615,876	615,876	932,789	963,168	(4)

Total estimated value	1,435,876	1,435,876	932,789	1,783,168	(2)

Kelvin M. Bloom
Cash Severance (salary)	410,000	410,000	—	410,000	(3)
RSUs (vesting accelerated)	23,264	23,264	23,264	317,991	(4)

Total estimated value	433,264	433,264	23,264	727,991	(2)

(1)
Under Mr. Nash's agreement, if the payments are less than 110% of the safe harbor amount the amount paid will be reduced to the safe harbor amount and if the payments are more than 110% of the safe harbor amount, the amount will be grossed up. The 280G gross-up amount does not take account of mitigation for payments being paid in consideration of non-competition, non-solicitation and similar agreements or as reasonable compensation.

(2)
Any amounts paid that are considered excess parachute payments under Section 280(g) of the Code will not be deductible by ILG.

(3)
With respect to Mr. Gilbert, these payments represent salary continuation through the end of the initial term of his agreement.

(4)
The value of accelerated performance RSUs included in these amounts is based on the target numbers. These RSUs provide that the compensation committee may determine that a larger number of RSUs would have vested absent a change of control and cause such larger number of RSUs to vest.

Compensation Risk Analysis

        The Compensation Discussion and Analysis describes generally the compensation policies and practices that apply to executives throughout the company. A team from our human resources department assessed ILG's compensation policies and practices from a risk-taking perspective, and reviewed its conclusions with representatives from the legal and internal audit departments. A summary of this assessment was provided to the compensation committee. This assessment considered the potential risks with respect to our various compensation policies and practices and the mitigating factors and controls to address these risks. Based on the results of this review, we determined that the risks arising from ILG's compensation policies and procedures are not reasonably likely to have a material adverse effect on ILG.

PROPOSAL 2—APPROVE AMENDMENTS TO THE INTERVAL LEISURE GROUP, INC. 2013
STOCK AND INCENTIVE COMPENSATION PLAN INCLUDING THE PERFORMANCE GOALS
CONTAINED THEREIN

        ILG's board of directors has approved amendments to the 2013 Stock and Incentive Plan, referred to as the 2013 Plan, subject to stockholder approval, to (1) increase the number of shares of ILG common stock reserved for issuance from 4,100,000 to 8,100,000, (2) re-approve the performance goals set forth in the Plan for compliance with Section 162(m) of the Internal Revenue Code (the "Code"), (3) clarify the definition of Change of Control under the 2013 Plan to cover certain mergers involving subsidiaries of ILG, and (4) modify the share counting rules and vesting requirements applicable to Awards that are options and stock appreciation rights.

        Section 162(m) of the Internal Revenue Code ("Code") currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer under currently applicable rules) exceeds $1 million per person, any amounts that exceed the $1 million threshold will not be deductible by us for U.S. Federal income tax purposes unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by stockholders are not subject to the deduction limit if certain requirements are met. Among these requirements is that the material terms pursuant to which the compensation is to be paid (including the business criteria on which the performance goal may be based) are disclosed and approved by stockholders prior to payment. The material terms also include the maximum amount of compensation that can be paid or awarded to any one individual if the performance goal is attained. Accordingly, if the amendments to the 2013 Plan are approved by stockholders and other conditions of Section 162(m) of the Internal Revenue Code relating to the exclusion for performance-based compensation are satisfied, performance-based compensation paid to Covered Employees pursuant to the 2013 Plan should not be subject to the deduction limit of Section 162(m) of the Internal Revenue Code.

        Management and the board of directors believe that the use of stock based compensation is important to ILG to recruit and retain qualified persons. The use of stock-based awards has been an important component of ILG's overall compensation philosophy, which is premised on the principle that long-term incentive compensation should be closely aligned with stockholders' interests. Stock-based awards align employees' interests directly with those of other stockholders because the value of the compensation realizable by the employee is based on future stock price performance. Our board of directors believes it important to our continued success that we have an adequate reserve of shares available for issuance under the 2013 Plan for use in attracting, motivating and retaining qualified employees, officers, consultants and directors. Therefore, we consider approval of the amendments to the 2013 Plan to be a significant factor in our future success.

        In considering the approval of the amendments to increase the number of ILG shares reserved for issuance under the 2013 Plan, recent developments with respect to ILG's business and outstanding shares should be reviewed. Effective May 11, 2016, ILG acquired Vistana Signature Experiences, Inc. in a merger that resulted in the outstanding shares of ILG common stock more than doubling resulting in the number of outstanding shares on the record date totaling 128,600,290 shares.

        In addition, the acquisition of Vistana significantly increases the scope of the ILG business and the number of employees eligible for grants of equity awards. Approximately 100,000 shares remained available under the 2013 Plan for future grants as of June 9, 2016.

        The board of directors recommends that you vote FOR the proposal to approve the Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan, including the performance goals contained therein.

        Following is a summary of the material features of the 2013 Plan, as proposed to be amended, which is qualified in its entirety by reference to the full text of the 2013 Plan, a copy of which is attached as Appendix B and is also available at no charge upon request to the company. Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2013 Plan.

Summary of the Plan

        The purpose of the 2013 Plan is to enhance stockholder value by linking compensation of officers, directors and key employees to the price of ILG stock and to achieve other performance objectives, as well as assist ILG in recruiting, retaining, motivating and encouraging officers, employees and directors to act in the stockholders' interest and share in ILG's success.

Term

        The amendments to the 2013 Plan will become effective on the date the ILG stockholders approve it and will continue in effect through May 21, 2023 unless sooner extended or terminated.

Administration

        The 2013 Plan is administered by the compensation and human resources committee (and for compensation for non-employee directors by the nominating committee) and may be administered by such other committee of independent directors as the ILG board of directors may from time to time designate, referred to as the Committee. Among other things, the Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of ILG common stock to be covered by each award, and to determine the terms and conditions of any such awards.

Eligibility

        Persons who serve or agree to serve as officers, employees, non-employee directors or consultants of ILG and its subsidiaries and affiliates are eligible to be granted awards under the 2013 Plan. Incentive Stock Options may be granted only to employees of ILG and its subsidiaries.

Shares Subject to the Plan

        If the stockholders approve the amendments to the 2013 Plan, the maximum number of shares of common stock available for grants and Awards will be increased from 4,100,000 to 8,100,000.

        No single participant may be granted awards covering in excess of 2,733,333 shares of ILG common stock during any fiscal year. In addition, the grant date fair value of awards granted to a non-employee director under the 2013 Plan during any calendar year shall not exceed $500,000.

        The shares of ILG common stock subject to grant under the 2013 Plan are to be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the board of directors. To the extent that any shares subject to awards (other than options and stock appreciation rights) have been canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part), such shares will again be available for awards under the 2013 Plan. Shares subject to awards (other than options and stock appreciation rights) that have been retained by ILG or delivered to ILG (actually or constructively) in payment or satisfaction of purchase price or tax withholding obligations will again be available for grant under the 2013 Plan on a one-for-one basis. Share subject to awards that are options or stock appreciation rights shall not be available for future awards.

        In the event of certain extraordinary corporate transactions, the Committee or the board of directors will be able to make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the plan, (2) the various maximum limitations set forth in the plan, (3) the number and kind of shares or other securities subject to outstanding awards; and (4) the exercise price of outstanding options and stock appreciation rights.

Types of Awards

        The 2013 Plan provides that awards may consist of the following share-based awards and cash-based awards, which may be granted singly or in combination:

Stock Options and Stock Appreciation Rights

        Stock options granted under the 2013 Plan may either be incentive stock options or nonqualified stock options. Stock appreciation rights granted under the plan may either be granted alone or in tandem with a stock option. The exercise price of options and stock appreciation rights cannot be less than 100% of the fair market value of the stock underlying the options or stock appreciation rights on the date of grant. Optionees and holders of stock appreciation rights may pay the exercise price in cash or, if approved by the Committee, in ILG common stock (valued at its fair market value on the date of exercise) or a combination thereof, or by "cashless exercise" through a broker or by withholding shares otherwise receivable on exercise. The term of options and stock appreciation rights will be as determined by the Committee, but may not have a term longer than ten years from the date of grant.

        The Committee will determine the vesting and exercise schedule of options and stock appreciation rights, and the extent to which they will be exercisable after the award holder's employment terminates, except no option or stock appreciation rights will become exercisable within one year of grant (other than for a change of control or upon death of the holder). Generally, unvested options and stock appreciation rights terminate upon the termination of employment, however, upon a holders' death, outstanding options and stock appreciation rights will vest and will remain exercisable for one year after the award holder's death. In the event of termination of employment for disability, outstanding options and stock appreciation rights will continue to vest for up to five years and will remain outstanding for five years or the lesser remaining term of the options or stock appreciation rights, subject to the holder's compliance with non-competition and confidentiality obligations. In the event of termination of employment for retirement approved by the Committee following the age of 60 and at least 10 years of service with no breach of non-compete and confidentiality requirements, referred to as Retirement, outstanding options and stock appreciation rights granted more than 12 months prior to the date of Retirement will continue to vest for up to five years and will remain outstanding for five years or the lesser remaining term of the options or stock appreciation rights, subject to the holder's compliance with non-competition and confidentiality obligations. All options and stock appreciation rights will terminate upon the holder's termination for cause (as defined in the plan).

        Subject to adjustments for certain corporate transactions as described above, the exercise price of an option or stock appreciation right may not be reduced without shareholder approval, nor may outstanding options or stock appreciation rights be cancelled in exchange for cash, other awards or options/stock appreciation rights with an exercise price that is less than the exercise price of the original option/stock appreciation right without shareholder approval.

Stock Awards

        Stock awards, including restricted stock awards and performance stock awards, may be granted with such restriction periods as the Committee may designate. The Committee may provide at the time of grant that the vesting of a stock award will be contingent upon the achievement of applicable Qualifying Performance Criteria (described below) and/or continued service. During the restriction period, the Committee may require that the stock certificates evidencing restricted shares be held by ILG. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than such restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a stockholder with respect to the restricted stock award. The Committee shall determine the effect of a termination of employment on the stock award. Unless otherwise provided by the Committee, termination of employment for death or termination of board membership for death or disability (as defined in the 2013 Plan) shall result in vesting of any unvested stock award; termination of employment for disability shall result in stock awards continuing to vest for up to five years, subject to compliance with non-compete and confidentiality obligations; termination of employment for Retirement shall result in stock awards granted more than 12 months prior to the date of Retirement continuing to vest for up to five years, subject to compliance with non-compete and confidentiality obligations; and other termination of employment or board membership results in cancellation and forfeiture of unvested stock awards.

Stock Unit Awards

        The Committee may grant stock units, including restricted stock units and performance stock units, with such terms and conditions, which may include vesting based upon continued service and/or the attainment of Qualifying Performance Criteria, as determined by the Committee. The Committee shall determine the effect of a termination of employment on the stock unit award. Unless otherwise provided by the compensation committee, termination of employment for death or termination of board membership for death or disability (as defined in the 2013 Plan) shall result in vesting of any unvested stock unit award; termination of employment for disability shall result in stock unit awards continuing to vest for up to five years, subject to compliance with non-compete and confidentiality obligations; termination of employment for Retirement shall result in stock unit awards granted more than 12 months prior to the date of Retirement continuing to vest for up to five years, subject to compliance with non-compete and confidentiality obligations; and other termination of employment or board membership results in cancellation and forfeiture of unvested stock unit awards.

Other Stock-Based Awards

        Other awards of ILG common stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, ILG common stock may be granted under the plan as determined by the Committee.

Cash Awards

        Cash awards granted to eligible employees of ILG and its subsidiaries and affiliates under the Plan will be based upon the attainment of the Qualifying Performance Criteria established by the Committee for the year or such shorter performance period as may be established by the Committee. Cash awards granted to any individual may not exceed $10 million for any fiscal year. Cash awards amounts will be paid in cash or, in the discretion of ILG, in ILG common stock, as soon as practicable following the close of the performance period. The Committee may reduce or eliminate a participant's cash award in any year notwithstanding the achievement of Qualifying Performance Criteria.

Transferability of Awards

        Awards are transferable only by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order or in the case of awards other than incentive stock options, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the participant's family members or otherwise.

Qualifying Performance Criteria

        The 2013 Plan allows the compensation committee to establish performance criteria in connection with the grant of stock awards, stock unit awards, cash awards or other stock-based awards. In the case of performance-based awards that are intended to qualify under Section 162(m)(4) of the Internal Revenue Code of 1986, as amended, the performance criteria will be based on the attainment of one or any combination of the following "Qualifying Performance Criteria" applied either individually, alternatively or in any combination, to either ILG as a whole or to a business unit, affiliate or business segment, and measured either annually or cumulatively over a period of years, on an absolute basis or adjusted basis relative to a pre-established target, to results over a previous period or to a designated comparison group, in each case as specified by the Committee in the award: (1) sales or cash return on sales; (2) cash flow or free cash flow or net cash from operating activity; (3) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); (4) basic or diluted earnings per share; (5) growth in earnings or earnings per share; (6) stock price or change in stock price; (7) return on equity or average shareholders' equity; (8) total shareholder return; (9) return on capital or change in working capital; (10) return on assets or operating assets; (11) return on investments; (12) revenue or gross profits; (13) EBITDA or Adjusted EBITDA or EBITA or Adjusted EBITA or net income; (14) pretax income before allocation of corporate overhead and bonus; (15) operating income or net operating income; (16) operating profit or net operating profit (whether before or after taxes); (17) operating margin; (18) return on operating revenue; (19) working capital or net working capital; (20) market share; (21) unit volume (including, without limitation, membership, transactions, affiliated resorts, and properties or units under management); (22) contract awards or backlog; (23) overhead or other expense or cost reduction; (24) growth in shareholder value relative to the moving average of a peer group or equity market index; (25) credit rating; (26) asset quality; (27) cost saving levels, (28) marketing-spending efficiency; (29) core non-interest income; (30) strategic plan development and implementation; (31) improvement in workforce diversity; (32) customer satisfaction; (33) employee satisfaction; (34) management succession plan development and implementation; (35) employee retention; and (36) customer retention.

        To the extent that any award (other than stock options and stock appreciation rights) is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the performance criteria must be based on one or more of the criteria listed above. In addition, the Committee will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and award amounts (subject to the right of the Committee to exercise discretion to reduce but not increase payment amounts following the conclusion of the performance period). As discussed above, ILG is seeking stockholder approval of the performance goals set forth in the 2013 Plan for compliance with Section 162(m) of the Code.

Adjustments for Stock Dividends and Similar Events

        The Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2013 Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Award Agreements

        Each award under the 2013 Plan that is a share-based award will be evidenced by an award agreement setting forth the number of shares of stock or share units, as applicable, subject to the award, and the price (if any) and term of the award and, in the case of performance-based awards, the applicable performance goals. The award agreement also will set forth such other material terms and conditions as the Committee may deem applicable to the award consistent with the limitations of the 2013 Plan.

Change in Control

        In the event of a Change of Control (as defined below), the Committee will have the discretion to determine the treatment of awards granted under the Plan, including providing for the acceleration of such awards upon the occurrence of the Change of Control and/or upon a qualifying termination of employment (e.g., without cause or for good reason) following the Change of Control; provided that the compensation committee may not exercise its discretion to cause the forfeiture of any award outstanding on the date of the Change in Control unless such award is an option or stock appreciation right with an exercise price greater than the per share consideration received by holders of shares in the transaction constituting a Change of Control.

        Unless otherwise provided in an award agreement, a Change of Control under the 2013 Plan means the occurrence of one of the following after the effective date of the 2013 Plan:

  •
  Any "person" (as such term is used in Sections 13(d) or 14(d) of the Exchange Act) (other than ILG, any of its majority controlled subsidiaries, or the fiduciaries of any ILG benefit plans) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of ILG voting securities then outstanding and entitled to vote generally in the election of ILG directors; provided, however, that no Change of Control shall occur upon the acquisition of securities directly from the Company;

  •
  Individuals who, as of the beginning of any 24 month period, constitute the board of directors (as of the date hereof, the "Incumbent Board") cease for any reason during such 24 month period to constitute at least a majority of the board of directors, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by ILG's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of ILG directors Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the ILG board of directors; or

  •
  Consummation of (A) a merger, consolidation or reorganization of ILG or any of its subsidiaries, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of ILG voting securities immediately prior to such merger, consolidation or reorganization do not, following such merger, consolidation or reorganization, beneficially own, directly or indirectly, at least 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of ILG or the entity or entities resulting from such merger, consolidation or reorganization, (B) a complete liquidation or dissolution of ILG, or (C) a sale or other disposition of all or substantially all of ILG's assets, unless in the case of this clause (C), at least 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of ILG or the entity or entities that acquire such assets are beneficially owned by individuals or entities who are or were the beneficial owners of ILG voting securities immediately before such sale or other disposition.

        Notwithstanding the above, if any payment or distribution event applicable to an award is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Change of Control shall be governed by applicable provisions of Section 409A(a)(2)(A) of the Code and regulations and rulings issued thereunder for purposes of determining whether such payment or distribution may then occur.

Amendment and Discontinuance

        The 2013 Plan may be amended, altered or discontinued by the board of directors, but no amendment, alteration or discontinuance may impair the rights of a participant under an award previously granted without the participant's consent. Amendments to the 2013 Plan will require stockholder approval to the extent:

  •
  such amendment would increase the maximum aggregate number of shares that may be granted under the 2013 Plan,

  •
  such amendment would reduce the minimum exercise price for options or stock appreciation rights granted under the 2013 Plan,

  •
  such amendment would reduce the exercise price of outstanding options or stock appreciation rights, or

  •
  such approval is otherwise required by law or agreement.

Certain Federal Income Tax Consequences

        The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to awards as of the date of this proxy statement. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

        Non-Qualified Stock Options.    A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and ILG will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and ILG will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant's basis in such shares will be equal to the fair market value of the shares at the time of exercise.

        Incentive Stock Options.    A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and ILG will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of ILG or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise.

        If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and ILG will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price.

        If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and ILG will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

        Stock Appreciation Rights.    A participant who has been granted a stock appreciation right will not realize taxable income at the time of the grant, and ILG will not be entitled to a tax deduction at that time. Upon the exercise of a stock appreciation right, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and ILG will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant's basis in such shares will be equal to the fair market value of the shares at the time of exercise.

        Performance Stock Awards and Stock Units Awards.    A participant who has been granted a performance stock award, a performance stock unit award, a performance award or restricted stock unit award will not realize taxable income at the time of grant and ILG will not be entitled to a tax deduction at that time. The participant will have compensation income at the time of distribution equal to the amount of any cash received, and the then-fair market value of any distributed shares, and ILG will then be entitled to a corresponding tax deduction.

        Restricted Stock.    In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and ILG will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a "substantial risk of forfeiture" for Federal income tax purposes. Upon the vesting of the shares subject to an award, the participant will realize ordinary income in an amount equal to the then-fair market value of the shares, and ILG will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant's basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect pursuant to Section 83(b) of the Internal Revenue Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, ILG will be entitled to a corresponding tax deduction in the year of grant. If the participant does not make an election pursuant to Section 83(b), dividends paid to the participant during the restriction period will be treated as compensation income to the participant and ILG will be entitled to a corresponding tax deduction.

        Other.    When a participant sells shares that the participant has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the shares for more than one year from the date the participant acquired the shares (or, in the case of a restricted stock award, more than one year from the date the shares vested unless the participant made an election pursuant to Section 83(b), described above). If the participant has held the shares for one year or less, the gain or loss will be short-term capital gain or loss.

        Section 162(m).    Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer under currently applicable rules) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for U.S. Federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by stockholders are not subject to the deduction limit.

        Section 409A.    Awards granted under the 2013 Plan will generally be designed and administered in such a manner that they are either exempt from the application of or comply with the requirements of Section 409A of the Code. Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder in an amount equal to 20% of the deferred amount, and a possible interest charge. Options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to "deferred compensation" for this purpose unless they involve additional deferral features.

New Plan Benefits

        The benefits that will be awarded or paid under the 2013 Plan are not currently determinable. Awards granted under the 2013 Plan are within the discretion of the compensation committee and future awards and the individuals who may receive them have not been determined.

Equity Compensation Plan Information

        The table below provides information pertaining to all compensation plans under which equity securities of our company are authorized for issuance as of December 31, 2015:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,738,010	(2)	NA	2,350,325
Equity compensation plans not approved by security holders	—		NA	—

Total	1,738,010		—	2,350,325

(1)
These plans include the 2008 Annual and Stock Incentive Plan, as amended, and the 2013 Stock and Incentive Compensation Plan, under both of which a variety of awards, including incentive or nonqualified stock options, restricted shares, restricted stock units, performance units, appreciation rights, bonus awards or any combination of the foregoing may be issued and the 2008 Deferred Compensation Plan for Non-Employee Directors, under which directors can defer retainer fees that are converted to share units and settled in common stock. There are 47,098 shares available under the Deferred Compensation Plan for Non-Employee Directors.

(2)
Includes an aggregate of (a) 1,685,108 shares issuable upon vesting of RSUs, and (b) 52,902 shares issuable upon settlement of share units issued under the Deferred Compensation Plan for Non-Employee Directors.

(3)
As of December 31, 2015, there were no options outstanding.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of ILG common stock as of June 9, 2016, except as otherwise disclosed in the notes below, by:

  •
  each person who is known by ILG to own beneficially more than 5% of the outstanding common stock based on a review of filings with the SEC;

  •
  ILG's directors;

  •
  ILG's named executive officers; and

  •
  ILG's current executive officers and directors as a group.

Unless otherwise indicated, beneficial owners listed here may be contacted at ILG's corporate headquarters at 6262 Sunset Drive, Miami, FL 33143. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names:

	ILG Common Stock
Name and Address of Beneficial Owner	Shares	%
Liberty Interactive Corporation(1)	16,643,957	12.8
12300 Liberty Boulevard
Englewood, CO 80112
Blackrock, Inc.(2)	6,852,177	5.3
55 East 52nd Street
New York, NY 10055
Kelvin M. Bloom(3)	75,726	*
David Flowers(4)	11,114	*
Victoria L. Freed(4)	21,321	*
Lizanne Galbreath(4)	7,180	*
David C. Gilbert(3)	10,793	*
William L. Harvey(3)	199,522	*
Chad Hollingsworth(4)	4,882	*
Lewis J. Korman(4)	54,961	*
Thomas J. Kuhn(4)	54,753	*
Jeanette E. Marbert(3)	386,802	*
Thomas J. McInerney(4)	112,961	*
Thomas P. Murphy, Jr.(4)	53,961	*
Craig M. Nash(3)	993,108	*
Stephen R. Quazzo(4)(5)	3,541	*
Sergio D. Rivera(4)	12,067	*
Thomas O. Ryder (4)	33,403	*
Avy H. Stein(4)	69,463	*
All executive officers and directors as a group (17 persons)	2,272,866	1.7

*
The percentage of shares beneficially owned does not exceed 1%.

(1)
Based upon information reported on Amendment No.1 to Schedule 13D which was filed with the SEC on November 2, 2015. Liberty Interactive Corporation (formerly Liberty Media Corporation) is a publicly traded corporation. According to its Schedule 14A, filed April 28, 2015, Liberty's chairman, John C. Malone, controls 36.8% of the voting power of Liberty Interactive Corporation.

(2)
Based upon information reported on Amendment No. 7 to Schedule 13G which was filed with the SEC on April 11, 2016, Blackrock, Inc. and its subsidiaries beneficially own and have sole dispositive rights over 6,711,220 shares and have sole voting rights over 6,852,177 shares.

(3)
Excludes RSUs that vest more than 60 days after June 9, 2016.

(4)
Excludes 8,778 RSUs that vest more than 60 days after June 9, 2016. For Mr. Kuhn, excludes 35,377 share units and for Mr. Stein, 19,761 share units under the Non-Employee Director Deferred Compensation Plan, which would be paid no sooner than six months following termination of services as a director of ILG. For Mr. Korman, excludes 2,000 share units held by his private foundation.

(5)
Excludes 27,298 shares held by trusts for the benefit of his family members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and owners of more than 10% of a registered class of ILG's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of ILG. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish ILG with copies of all forms they file pursuant to Section 16(a). We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock. To our knowledge, based solely on review of the reports that we filed, written representations that no other reports were required and all Section 16(a) reports provided to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2015, with the exception of a Form 4 with respect to a purchase in November 2015 by Avy H. Stein that was filed late due to administrative error.

 AUDIT COMMITTEE REPORT

        In accordance with its written charter adopted by the board of directors, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of ILG.

        The audit committee reviewed and discussed the audited consolidated financial statements of ILG for the year ended December 31, 2015 with management and the independent registered public accountants. Management has the responsibility for the preparation of ILG's consolidated financial statements, and for determining that the financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. ILG's independent registered public accountants are responsible for planning and conducting audits for the examination of those consolidated financial statements.

        The audit committee obtained the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accountants any relationships that may impact their objectivity and independence. The audit committee also reviewed and discussed with the independent registered public accountants all communications required by the Public Company Accounting Oversight Board Auditing Standards No. 16, Communications with Audit Committees, and reviewed and discussed the results of the independent registered public accountants' audit of the financial statements.

        Based on the above-described review and discussions with management and the independent registered public accountants, the audit committee recommended to the board of directors that ILG's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee
Lewis J. Korman, Chairman
Gary S. Howard
Thomas J. Kuhn

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

        ILG has adopted a written policy for the review of transactions with related persons by the audit committee of the board of directors. The policy requires review, approval or ratification of transactions exceeding $120,000 in which ILG is a participant and in which an ILG director, executive officer, a significant stockholder or an immediate family member of any of the foregoing persons has a direct or indirect material interest. The audit committee determines whether these transactions are in, or not inconsistent with, the best interests of ILG and its stockholders, taking into consideration whether they are on terms no less favorable to ILG than those available with other parties and the related person's interest in the transaction. The relationships and related party transactions described below relating to Liberty were entered into prior to or in connection with ILG's spin-off from IAC in August 2008. The terms "related person" and "transaction" have the meanings set forth in Item 404(a) of Regulation S-K under the Securities Act.

Agreements with Liberty Media Corporation

        As of June 9, 2016, Liberty beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) 16,643,957 shares or 12.8% of ILG common stock. The following summary describes the material terms of the governance arrangements between ILG and Liberty and related matters and is qualified by reference to the full Amended Spinco Agreement and Amended Registration Rights Agreement, which previously have been filed with the SEC.

Amended Spinco Agreement

        On October 27, 2015, ILG and Liberty entered into an agreement which provided for the amendment and restatement of the Spinco Agreement, dated May 13, 2008, by and among Liberty, certain affiliates of Liberty and IAC/Interactive Corp., as subsequently assigned to ILG on August 20, 2008 (the "Amended Spinco Agreement"). The Amended Spinco Agreement provides that, at the closing of the proposed merger of ILG's subsidiary with and into Vistana, Liberty will be entitled to appoint two directors to the ILG Board of Directors (rather than the three designees Liberty currently has the right to appoint). So long as Liberty continues to beneficially own at least 10% of ILG's common stock, Liberty will maintain the right to appoint two directors to the ILG Board of Directors. The Amended Spinco Agreement restricts Liberty and its affiliates from acquiring in excess of 35% of ILG's outstanding shares of common stock without the consent of ILG and restricts transfers by the Liberty Parties (as defined in the agreement) of equity securities of ILG to any person except as specified.

        During the period when Liberty continues to have the right to nominate directors to ILG's board of directors, if ILG's board of directors determines to pursue certain types of transactions on a negotiated basis (either through an "auction" or with a single bidder), Liberty is granted certain rights to compete with the bidder or bidders, including the right to receive certain notices and information, subject to specified conditions and limitations. In connection with any such transaction that ILG is negotiating with a single bidder, ILG's board must consider any offer for a transaction made in good faith by Liberty but is not obligated to accept any such offer or to enter into negotiations with Liberty.

        If a third party (i) commences a tender or exchange offer for at least 35% of the capital stock of ILG other than pursuant to an agreement with ILG or (ii) publicly discloses that its ownership percentage (based on voting power) exceeds 20% and ILG's Board fails to take certain actions to block such third party from acquiring an ownership percentage of ILG (based on voting power) exceeding the Applicable Percentage, the Liberty Parties generally will be relieved of the obligations described under "Acquisition Restrictions" above to the extent reasonably necessary to permit Liberty to commence and consummate a competing offer.

        The Amended Spinco Agreement, and the respective rights and obligations thereunder, will terminate if Liberty's beneficial ownership falls below 10% of ILG's outstanding equity, unless Liberty's ownership was reduced below 10% not in conjunction with Liberty transferring its shares. In the event Liberty's ownership is reduced below 10% not in conjunction with Liberty transferring its shares, Liberty's rights will terminate three years from the date of the Amended Spinco Agreement.

Amended Registration Rights Agreement

        On October 27, 2015, ILG and Liberty entered into an agreement which provided for the amendment and restatement of the registration rights agreement, dated as of August 20, 2008, by and among ILG, Liberty and an affiliate of Liberty. The amended and restated registration rights agreement provides Liberty with four demand registration rights and sets the aggregate offering price threshold for any demand registration statement at $50 million. Furthermore, ILG must prepare a demand registration statement requested by Liberty on the earlier of the termination of the merger agreement for the Vistana transaction and 60 days following the consummation of the transactions contemplated by the merger agreement.

Other

        An officer of Royal Caribbean Cruises Ltd., Victoria L. Freed, is part of our board of directors. Through the travel services we offer, we sell Royal Caribbean cruises. During 2015, we recorded revenue of $0.9 million for these sales and Royal Caribbean had $7.1 million of gross sales from our bookings of their cruises, which in each case is less than 5% of gross revenues for the year.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' FEES

        The following table sets forth fees for professional services rendered by Ernst & Young LLP for fiscal years 2015 and 2014.

	2015 Estimated Fees	2014 Actual Fees
Audit Fees(1)(3)	$2,406,090	$2,418,933
Audit-Related Fees(2)	747,884	107,910
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$3,153,974	$2,526,843

(1)
Includes fees and expenses related to the fiscal year integrated audit and AU Section 722, Interim Financial Information, statutory audits of foreign subsidiaries, SEC filings, including consents and comment letters, notwithstanding when fees and expenses were billed or when the services were rendered.

(2)
Includes fees and expenses for services rendered during the respective year related to due diligence services, accounting, consultation, opinions on the Statements of Key Operating Exchange Statistics of Interval International and debt compliance, and auditor's examination on Aston's property accounting services for third party-owned properties.

(3)
Amounts in local currencies are converted at the respective exchange rates at December 31, 2015.

Audit Committee Pre-Approval of Independent Accountant Services

        The audit committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services.

        Ernst & Young LLP has been selected by the audit committee to serve as ILG's independent registered public accountants for the fiscal year ending December 31, 2016. A representative of Ernst & Young LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

PROPOSAL 3—RATIFICATION OF THE SELECTION OF ILG'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        ILG is asking its stockholders to ratify the selection of Ernst & Young LLP as ILG's independent registered public accounting firm for the year ending December 31, 2016. Although ratification is not required, the board of directors is submitting the selection of Ernst & Young LLP to its stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of ILG and its stockholders.

        The board of directors recommends that you vote FOR the proposal to ratify the selection of Ernst & Young LLP as ILG's independent registered public accounting firm for the year ending December 31, 2016.

 OTHER MATTERS

        Management does not know of any other matters which will be presented for action at the meeting. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment.

Stockholder Proposals for 2017 Annual Meeting

        An eligible stockholder who wishes to have its qualifying stockholder proposal considered for inclusion in our proxy materials for such meeting must send a qualifying stockholder proposal to our Corporate Secretary at our executive offices at the address below no later than December 6, 2016. To qualify as an eligible stockholder with regard to making a stockholder proposal, a stockholder must, among other things, have continuously held at least $2,000 in market value or 1% of our outstanding capital stock for at least one year by the date of submission of the stockholder proposal, and must continue to own that amount of stock through the date of the annual meeting, which is currently expected to be on or about May 15, 2017.

        If you want to make a proposal or nominate a director for consideration at next year's annual meeting without having the proposal included in our proxy materials, you must comply with the current advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, a stockholder may bring a matter to vote upon at an annual meeting by giving adequate notice to our Corporate Secretary. To be adequate, that notice must contain the information specified in our Bylaws and be received by us not earlier than 45 or more than 75 days prior to the anniversary of the prior year's proxy mail date. Since, however, the date of the annual meeting is expected to be advanced by more than 30 days from August 3, 2017 and to be held on or about May 15, 2017, timely notice by the stockholder must be delivered not later than February 14, 2017, the 90th day prior to the date of such annual meeting or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made.

        If we do not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2017 Annual Meeting of Stockholders. The fact that we may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

        All proposals or nominations should be addressed to Interval Leisure Group, Inc., 6262 Sunset Drive, Miami, Florida 33143, Attention: Corporate Secretary.

Householding

        The SEC permits a single Notice of Internet Availability of Proxy Materials or set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of our Notice of Internet Availability of Proxy Materials or this proxy statement and the accompanying annual report will be sent to certain beneficial stockholders who share a single address, unless any stockholder residing at that address gave contrary instructions.

        If any beneficiary stockholder residing at such an address desires at this time to receive a separate copy of our Notice of Internet Availability of Proxy Materials or this proxy statement and the attached annual report or if any such stockholder wishes to receive a separate proxy statement and annual report in the future, the stockholder should provide such instructions to ILG by calling ILG Investor Relations, at 305-666-1861 x6030, or by writing Interval Leisure Group, Inc., 6262 Sunset Drive, Miami, Florida 33143, Attention: Investor Relations.

 ANNUAL REPORTS

        Upon written request to the Corporate Secretary, Interval Leisure Group, Inc., 6262 Sunset Drive, Miami, Florida 33143, ILG will provide without charge to each person that solicited a copy of ILG's 2015 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.iilg.com. ILG will furnish requesting stockholders with any exhibit not contained in its 2015 Annual Report on Form 10-K upon payment of copying costs.

By order of the Board of Directors,
Victoria J. Kincke
 Secretary

Dated: June 17, 2016

 APPENDIX A

ADJUSTED EBITDA REPORTED RECONCILIATION

	Year Ended December 31,
	2015	2014	2013
	(in thousands)
Adjusted EBITDA	$184,888	$172,705	$166,243
Non-cash compensation expense	(13,470)	(11,363)	(10,428)
Other non-operating income (expense), net	3,558	2,012	259
Acquisition related and restructuring costs	(7,585)	(7,058)	(4,467)
Prior period item	—	—	3,496
Impact of purchase accounting	(1,150)	(1,527)	—
Other special items	(153)	3,962	—

EBITDA	166,088	158,731	155,103
Amortization expense of intangibles	(13,954)	(12,301)	(8,133)
Depreciation expense	(17,449)	(15,712)	(14,531)
Less: Net income attributable to noncontrolling interest	1,933	3,018	565
Equity in earnings from unconsolidated entities	(4,916)	(4,630)	—
Less: Other non-operating income (expense), net	(3,558)	(2,012)	(259)

Operating income	128,144	127,094	132,745
Interest income	1,118	412	362
Interest expense	(21,401)	(7,149)	(6,172)
Other non-operating income (expense), net	3,558	2,012	259
Equity in earnings from unconsolidated entities	4,916	(4,630)	—
Income tax provision	(41,087)	(45,051)	(45,412)

Net income	75,248	81,948	81,782
Net income attributable to noncontrolling interest	(1,933)	(3,018)	(565)

Net income attributable to common stockholders	$73,315	$78,930	$81,217

A-1

 ADJUSTED EBITDA INCENTIVE CALCULATION RECONCILIATION

	Year Ended December 31,
	2015	2014	2013
	(in thousands)
Adjusted EBITDA	$183,738	$175,140	$169,533
Non-cash compensation expense	(13,470)	(11,363)	(10,428)
Other non-operating income (expense), net	3,558	2,012	259
Acquisition related and restructuring costs	(7,585)	(7,058)	(3,696)
Net income attributable to noncontrolling interest	—	—	(565)
Other special items	(153)	—	—

EBITDA	166,088	158,731	155,103
Amortization expense of intangibles	(13,954)	(12,301)	(8,133)
Depreciation expense	(17,449)	(15,712)	(14,531)
Less: Net income attributable to noncontrolling interest	1,933	3,018	565
Equity in earnings from unconsolidated entities	(4,916)	(4,630)	—
Less: Other non-operating income (expense), net	(3,558)	(2,012)	(259)

Operating income	128,144	127,094	132,745
Interest income	1,118	412	362
Interest expense	(21,401)	(7,149)	(6,172)
Other non-operating income (expense), net	3,558	2,012	259
Equity in earnings from unconsolidated entities	4,916	(4,630)	—
Income tax provision	(41,087)	(45,051)	(45,412)

Net income	75,248	81,948	81,782
Net income attributable to noncontrolling interest	(1,933)	(3,018)	(565)

Net income attributable to common stockholders	$73,315	$78,930	$81,217

	Year Ended December 31,
	2015	2014	2013
	(in thousands)
Net income attributable to common stockholders	$73,315	$78,930	$81,217
Prior period item	—	—	(3,496)
Acquisition related and restructuring costs	7,585	7,058	4,467
Other non-operating foreign currency remeasurements	(3,768)	(2,303)	(589)
Impact of purchase accounting	1,150	1,527	—
Other special items	153	(3,962)	—
Income tax impact on adjusting items(1)	(2,016)	(904)	(132)

Adjusted net income	$76,419	$80,346	$81,467

Earnings per share attributable to common stockholders:
Basic	$1.28	$1.38	$1.42
Diluted	$1.26	$1.36	$1.40
Adjusted earnings per share:
Basic	$1.33	$1.40	$1.42
Diluted	$1.32	$1.39	$1.41
Weighted average number of common stock outstanding:
Basic	57,400	57,343	57,243
Diluted	57,989	57,953	57,832

(1)
Tax rate utilized is the applicable effective tax rate respective to the period to the extent amounts are deductible

A-2

 APPENDIX B

AMENDED AND RESTATED
INTERVAL LEISURE GROUP, INC.
2013 STOCK AND INCENTIVE COMPENSATION PLAN

        1.    Purpose of the Plan.

        The purpose of this Plan is to enhance shareholder value by linking the compensation of officers, directors and key employees of the Company to increases in the price of Interval Leisure Group, Inc. common stock and the achievement of other performance objectives, and to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress and success. The Plan is also intended to assist the Company in the recruitment of new employees and to motivate, retain and encourage such employees and directors to act in the shareholders' interest and share in the Company's success.

        2.    Definitions.

        As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

          (b)   "Adjusted EBITA" means EBITA plus such of the following adjustments as determined by the Administrator (i) non-cash compensation expense, (ii) goodwill and asset impairments, (iii) restructuring charges, (iv) non-cash impairment or write-downs of assets or goodwill, (v) charges relating to disposal of lines of business, (vi) litigation settlement amounts, (vii) costs incurred for proposed and completed acquisitions, (vii) expenses from the early extinguishment of debt, (viii) losses (and minus gains) to the extent due to fluctuations in currency values, (ix) extraordinary losses (and minus extraordinary gains) in accordance with GAAP.

          (c)   "Adjusted EBITDA" means EBITDA plus such of the following adjustments as determined by the Administrator (i) non-cash compensation expense, (ii) goodwill and asset impairments, (iii) restructuring charges, (iv) non-cash impairment or write-downs of assets or goodwill, (v) charges relating to disposal of lines of business, (vi) litigation settlement amounts, (vii) costs incurred for proposed and completed acquisitions, (vii) expenses from the early extinguishment of debt, (viii) losses (and minus gains) to the extent due to fluctuations in currency values, (ix) extraordinary losses (and minus extraordinary gains) in accordance with GAAP.

          (d)   "Affiliate" means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator. The Administrator shall, in its sole discretion, determine which entities are classified as Affiliates and designated as eligible to participate in this Plan.

          (e)   "Applicable Law" means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Shares to the extent provided under the terms of the Company's agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

          (f)    "Award" means a Stock Award, Option, Stock Appreciation Right, Stock Unit or Other Stock-Based Award granted in accordance with the terms of the Plan, or any other property (including cash) granted pursuant to the provisions of the Plan.

          (g)   "Awardee" means an Employee, Director or Consultant who has been granted an Award under the Plan.

          (h)   "Award Agreement" means a Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement, Restricted Stock Unit Agreement or Other Stock-Based Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan. The Award Agreement shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement's being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement.

          (i)    "Board" means the Board of Directors of the Company.

          (j)    "Change of Control" shall mean, except as otherwise provided in an Award Agreement, one of the following shall have taken place after the date of this Agreement:

              (i)  Any "person" (as such term is used in Sections 13(d) or 14(d) of the Exchange Act) (other than the Company, any majority controlled subsidiary of the Company, or the fiduciaries of any Company benefit plans) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the voting securities of the Company then outstanding and entitled to vote generally in the election of directors of the Company; provided, however, that no Change of Control shall occur upon the acquisition of securities directly from the Company;

             (ii)  Individuals who, as of the beginning of any 24 month period, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason during such 24 month period to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii)  Consummation of (A) a merger, consolidation or reorganization of the Company or any of its subsidiaries, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such merger, consolidation or reorganization do not, following such merger, consolidation or reorganization, beneficially own, directly or indirectly, at least 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the entity or entities resulting from such merger, consolidation or reorganization, (B) a complete liquidation or dissolution of the Company, or (C) a sale or other disposition of all or substantially all of the assets of the Company, unless, in the case of this Clause (C), at least 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the entity or entities that acquire such assets are beneficially owned by individuals or entities who are or were the beneficial owners of the voting securities of the Company immediately before such sale or other disposition.

  Notwithstanding the foregoing, if any payment or distribution event applicable to an Award is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Change of Control shall be governed by applicable provisions of

  Section 409A(a)(2)(A) of the Code and regulations and rulings issued thereunder for purposes of determining whether such payment or distribution may then occur.

          (k)   "Code" means the United States Internal Revenue Code of 1986, as amended, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

          (l)    "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or, in the absence of any such special appointment, the Compensation and Human Resources Committee of the Board.

          (m)  "Common Shares" means the common stock, par value $0.01 per share, of the Company.

          (n)   "Company" means Interval Leisure Group, Inc., a Delaware corporation, or, except as utilized in the definition of Change of Control, its successor.

          (o)   "Consultant" means an individual providing services to the Company or any of its Affiliates as an independent contractor, and includes prospective consultants who have accepted offers of consultancy for the Company or any of its Affiliates, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company's securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

          (p)   "Conversion Award" has the meaning set forth in Section 4(b)(xii) of the Plan.

          (q)   "Director" means a member of the Board.

          (r)   "Disability" means (i) "Disability" as defined in any employment, consulting or similar agreement to which the Participant is a party, or (ii) if there is no such agreement or it does not define "Disability," (A) permanent and total disability as determined under the Company's long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, "Disability" as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code and, with respect to any Award that constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (i) the Participant's "disability" within the meaning of Section 409A of the Code, (ii) the Participant's "separation from service" within the meaning of Section 409A of the Code and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

          (s)   "Disaffiliation" means a Subsidiary's or Affiliate's ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

          (t)    "EBITA" means net income excluding, if applicable, (i) interest income and interest expense, (ii) income taxes, and (iii) amortization expense of intangibles.

          (u)   "EBITDA" means net income excluding, if applicable, (i) interest income and interest expense, (ii) income taxes, (iii) depreciation expense, and (iv) amortization expense of intangibles.

          (v)   "Employee" means a regular, active employee of the Company or any Affiliate, including an Officer or Director who is also a regular, active employee of the Company or any Affiliate. The Administrator shall determine whether the Chairman of the Board qualifies as an "Employee." For any and all purposes under the Plan, the term "Employee" shall not include a person hired as a leased employee, Consultant or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Administrator in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

          (w)  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended and any successor thereto.

          (x)   "Fair Market Value" means the closing price for the Common Shares reported on a consolidated basis on the on the exchange on which such Common Shares are traded on the date of measurement, or if the Common Shares were not traded on such measurement date, then on the next preceding date on which Common Shares were traded, all as reported by such source as the Committee may select. If the Common Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

          (y)   "Grant Date" means, with respect to each Award, the date upon which the Award is granted to an Awardee pursuant to this Plan, which may be a designated future date as of which such Award will be effective, as determined by the Committee.

          (z)   "Incentive Stock Option" means an Option that is identified in the Option Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, and that actually does so qualify.

          (aa) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

          (bb) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (cc) "Option" means a right granted under Section 8 of the Plan to purchase a number of Shares or Stock Units at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the "Option Agreement"). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

          (dd) "Other Stock-Based Award" means an Award granted pursuant to Section 12 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the "Other Stock-Based Award Agreement").

          (ee) "Participant" means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

          (ff)  "Plan" means this 2013 Stock and Incentive Compensation Plan, as set forth herein and as hereafter amended from time to time.

          (gg) "Qualifying Performance Criteria" shall have the meaning set forth in Section 14(b) of the Plan.

          (hh) "Retirement" means voluntary Termination of Employment by an Employee from the Company and its Affiliates with the specific approval of the Committee and after the Employee has attained age 60 and completed at least 10 years of service with the Company and its Affiliates, provided such Employee has also not breached any agreement required by the Company or one of its Affiliates to refrain from engaging in competition or disclosing confidential information or otherwise adversely affecting the business interests of the Company and its Affiliates.

          (ii)   "Securities Act" means the United States Securities Act of 1933, as amended.

          (jj)   "Share" means a Common Share, as adjusted in accordance with Section 16 of the Plan.

          (kk) "Stock Appreciation Right" means a right granted under Section 10 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the "Stock Appreciation Right Agreement").

          (ll)   "Stock Award" means an award or issuance of Shares made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the "Stock Award Agreement").

          (mm)  "Stock Unit" means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

          (nn) "Stock Unit Award" means an award or issuance of Stock Units made under Section 12 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the "Stock Unit Award Agreement").

          (oo) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock, in one of the other corporations in such chain.

          (pp) "Termination for Cause" means, unless otherwise provided in an Award Agreement, Termination of Employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Affiliate, or the intentional and repeated violation of the written policies or procedures of the Company, provided that, for an Employee who is party to an individual severance or employment agreement defining Cause, "Cause" shall have the meaning set forth in such agreement except as may be otherwise provided in such agreement. For purposes of this Plan, a Participant's Termination of Employment shall be deemed to be a Termination for Cause if, after the Participant's employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a Termination for Cause.

          (qq) "Termination for Good Reason" means a Termination of Employment within one year after a Change of Control that either (i) is a Termination of Employment with "Good Reason" as defined in any the Participant's employment agreement, if any, or in any Award Agreement to which the applicable Participant is a party, or (ii) if there is no such employment agreement or if it does not define "Good Reason," a Termination of Employment by the Participant following the occurrence, without the Participant's prior written consent, of one or more of the following within one year after a Change of Control: (A) a material reduction in the Participant's rate of annual base salary from the rate of annual base salary in effect for such Participant, (B) a relocation of the Participant's principal place of business more than 35 miles from the city in which such Participant's principal place of business was located immediately prior to the change, or (C) a material and demonstrable adverse change in the nature and scope of the Participant's duties from those in effect immediately prior to the Change of Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant's knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the "Cure Period") during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

          (rr)  "Termination of Employment" means, for purposes of this Plan, unless otherwise determined by the Administrator, ceasing to be an Employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant's employment with, or membership on, a board of directors of the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee Director capacity or as an Employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an Employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. In addition, Termination of Employment shall mean a "separation from service" as defined in regulations issued under Code Section 409A whenever necessary to ensure compliance therewith for any payment or settlement of a benefit conferred under this Plan that is subject to such Code section, and, for such purposes, shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period.

        3.    Stock Subject to the Plan.

          (a)    Aggregate Limit.    Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares which may be subject to or delivered under Awards granted under the Plan is 8,100,000 Shares, less one Share for every Share granted under any prior plan after December 31, 2012. After the Effective Date of the Plan, no awards may be granted under any prior plan. Any awards that were issued under a prior plan, are outstanding as of the Effective Date of this Plan, and provide for the crediting of additional Shares as dividends or dividend equivalents may continue to receive such additional Shares credited thereto from the Shares authorized under this Plan. Shares subject to or delivered under Conversion Awards shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan. The Shares issued under the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

          (b)    Code Section 162(m) and 422 Limits; Other Share Limitations.    Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any fiscal year to any one Employee shall not exceed 2,733,333 Shares, or if an Award is settled in cash, the maximum amount of cash award allocable to any one Employee during a single fiscal year shall not exceed ten million dollars ($10,000,000). Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan shall not exceed sixty-six and seven tenths percent (66.7%) of the total aggregate number of Shares that may be subject to or delivered under Awards under the Plan, as the same may be amended from time to time. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 16(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

          (c)    Limit on Awards to Directors.    Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director who does not serve as an Employee of the Company (a "Non-employee Director") during any single calendar year shall not exceed five hundred thousand dollars ($500,000).

          (d)    Share Counting Rules.

              (i)  For purposes of this Section 3 of the Plan, Shares subject to Awards other than Options and Stock Appreciation Rights that have been canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part) shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan and shall be available for future Awards granted under this Plan. In addition, Shares subject to Awards other than Options and Stock Appreciation Rights that have been canceled, expired, settled in cash, or not issued or forfeited for any reason shall not reduce any other limitation on Shares to which such Shares were subject at the time of the Award, and shall be available for future Awards of the type subject to such limitations. In addition, if any Shares subject to an award under any prior plan are canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part) after the Effective Date of this Plan, then such Shares subject to an award under any prior plan shall, to the extent of such cancellation, expiration or forfeiture, again be available for grant under this Plan on a one-for-one basis. Shares subject to Awards that are Options or Stock Appreciation Rights shall not be available for future Awards.

             (ii)  Shares subject to Awards other than Options and Stock Appreciation Rights that have been retained by the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee, and Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee, such Shares so tendered or withheld shall be available for grant under the Plan on a one-for-one basis. Similarly, if any Shares subject to an award under any prior plan are, after the Effective Date of this Plan, either retained by the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee, or if Shares are delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price of an award or the tax withholding obligation of an awardee under a prior plan, then such Shares subject to an award under any prior plan shall, to the extent of such tendering or withholding, again be available for grant under this Plan on a one-for-one basis. Notwithstanding the foregoing, Shares subject to Awards that are Options or Stock Appreciation Rights that have been retained by or delivered to the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awards, shall not be available for future Awards.

        4.    Administration of the Plan.

          (a)    Procedure.

              (i)  Multiple Administrative Bodies.    The Plan shall be administered by the Board, a Committee designated by the Board to so administer this Plan and/or their respective delegates.

             (ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Code Section 162(m), Awards to "covered employees" (within the meaning of Code Section 162(m)) or to Employees that the Committee determines may be "covered employees" in the future shall be made by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code. References herein to the Administrator in connection with Awards intended to qualify as "performance-based compensation" shall mean a Committee meeting the "outside director" requirements of Code Section 162(m). Notwithstanding any other provision of the Plan, the Administrator shall not have any discretion or authority to make changes to any Award that is intended to qualify as "performance-based compensation" to the extent that the existence of such discretion or authority would cause such Award not to so qualify.

            (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more "non-employee directors" within the meaning of Rule 16b-3.

            (iv)  Other Administration.    To the extent required by the rules of the principal U.S. national securities exchange on which the Shares are traded, the members of the Committee shall also qualify as "independent directors" as set forth in such rules. Except to the extent prohibited by Applicable Law, the Board or a Committee may delegate to a Committee of one or more Directors or to authorized officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

             (v)  Awards to Directors.    The Board shall have the power and authority to grant Awards to Non-employee Directors, including the authority to determine the number and type of awards to be granted; determine the terms and conditions, not inconsistent with the terms of this Plan, of any award; and to take any other actions the Board considers appropriate in connection with the administration of the Plan.

            (vi)  Delegation of Authority for the Day-to-Day Administration of the Plan.    Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

              (i)  to select the Non-employee Directors, Consultants and Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;

             (ii)  to determine the number of Common Shares to be covered by each Award granted hereunder;

            (iii)  to determine the type of Award to be granted to the selected Employees, Consultants and Non-employee Directors;

            (iv)  to approve forms of Award Agreements;

             (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

            (vi)  to correct administrative errors;

           (vii)  to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

          (viii)  to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted) and withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

            (ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

             (x)  to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (A) is subject to the minimum vesting provisions under the Plan, if any, and the plan amendment provisions set forth in Section 17 of the Plan, and (B) may not impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either (Y) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control;

            (xi)  to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

           (xii)  to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by awardees of an entity acquired by the

    Company (the "Conversion Awards"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity;

          (xiii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          (xiv)  to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resale by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the exercise of an Award, including, without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resale or other transfers, and (C) institution of "blackout" periods on exercises of Awards;

           (xv)  to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

          (xvi)  to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

          (c)    Effect of Administrator's Decision.    All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

        5.    Eligibility.

        Awards may be granted only to Directors, Employees and Consultants of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries (within the meaning of Section 424(f) of the Code).

        6.    Term of Plan.

        The Plan shall become effective upon the date of its approval by shareholders of the Company (the "Effective Date"). It shall continue in effect for a term of ten (10) years from the date the Plan is approved by the shareholders of the Company unless extended or terminated earlier under Section 17of the Plan.

        7.    Term of Award.

        Subject to the provisions of the Plan, the term of each Award shall be determined by the Administrator and stated in the Award Agreement, and may extend beyond the termination of the Plan. In the case of an Option or a Stock Appreciation Right, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

        8.    Options.

        The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals or the satisfaction of an event or condition within the control of the Awardee or within the control of others.

          (a)    Option Agreement.    Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions regarding the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

          (b)    Exercise Price.    The per share exercise price for the Shares to be issued upon exercise of an Option shall be determined by the Administrator, except that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

          (c)    No Option Repricings.    Subject to Section 16(a) of the Plan, the exercise price of an Option may not be reduced without shareholder approval, nor may outstanding Options be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without shareholder approval.

          (d)    No Reload Grants.    Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

          (e)    Vesting Period and Exercise Dates.    Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option's term as determined by the Administrator, as specified in the Option Agreement, except that no Option shall first become exercisable within one year from its Grant Date, other than upon a Change of Control as specified in Section 16(b) of the Plan or upon the death of the Awardee as specified under the terms of the Option Agreement. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time more than one year after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

          (f)    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

              (i)  cash;

             (ii)  check or wire transfer (denominated in U.S. Dollars);

            (iii)  subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired from the Company (whether upon the exercise of an Option or otherwise), have been owned by the Participant for more than six (6) months on the date of surrender (unless this condition is waived by the Administrator), and (B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the Awardee in cash);

            (iv)  subject to any conditions or limitations established by the Administrator, the Company withholding shares otherwise issuable upon exercise of an Option;

             (v)  consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator and in compliance with Applicable Law;

            (vi)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

           (vii)  any combination of the foregoing methods of payment, provided, however, that the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being required to the extent required by applicable law.

          (g)    Procedure for Exercise; Rights as a Shareholder.

              (i)  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Option Agreement.

             (ii)  An Option shall be deemed exercised when (A) the Company receives (1) written or electronic notice of exercise (in accordance with the Option Agreement or procedures established by the Administrator) from the person entitled to exercise the Option and (2) full payment for the Shares with respect to which the related Option is exercised, and (B) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.

            (iii)  Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

            (iv)  The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

          (h)    Termination of Employment or Board Membership.    The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Option. Unless otherwise provided in the Award Agreement, (w) upon termination from membership on the Board by a Non-employee Director, any Option held by such Director that (1) has not vested and is not exercisable as of the effective date of such termination from membership on the Board shall be subject to immediate cancellation and forfeiture, or (2) is vested and exercisable as of the effective date of such termination shall remain exercisable for one year thereafter, or the remaining term of the Option, if less; (w) upon Termination of Employment due to death, any Option held by such Employee shall become 100% vested and exercisable as of the effective date of such Termination of Employment and shall remain exercisable for one year after such Termination of Employment due death, or the remaining term of the Option, if less; (x) any Option held by an Employee upon Termination of Employment for Disability shall continue to vest for up to five years after the effective date of such Disability and will remain outstanding for five years or the remaining term of the option, if less, subject to compliance with non-competition and confidentiality obligations, (y) any Option held by an Employee at Retirement that was granted more than 12 months prior to the date of the Employee's Retirement shall continue to vest for up to five years after the effective date of such Retirement and will remain outstanding for five years or the remaining term of the option, if less, subject to compliance with non-competition and confidentiality obligations; and (z) any other Termination of Employment shall result in immediate cancellation and forfeiture of all outstanding Options that have not vested as of the effective date of such Termination of Employment, and any vested and exercisable Options held at the time of such Termination of Employment shall remain exercisable for ninety (90) days thereafter, or the remaining term of the Option, if less. Notwithstanding the foregoing, all outstanding and unexercised Options shall be immediately cancelled in the event of a Termination for Cause.

        9.    Incentive Stock Option Limitations/Terms.

          (a)    Eligibility.    Only Employees (who qualify as employees under Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options. No Incentive Stock Option shall be granted to any such Employee who as of the Grant Date owns stock possessing more than 10% of the total combined voting power of the Company.

          (b)    $100,000 Limitation.    Notwithstanding the designation "Incentive Stock Option" in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b) of the Plan, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

          (c)    Transferability.    The Option Agreement must provide that an Incentive Stock Option is not transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

          (d)    Exercise Price.    The per Share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.

          (e)    Other Terms.    Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code. If any such terms and conditions, as of the Grant Date or any later date, do not so comply, the Option will be treated thereafter for tax purposes as a Nonqualified Stock Option.

        10.    Stock Appreciation Rights.

        A "Stock Appreciation Right" is a right that entitles the Awardee to receive, in cash or Shares (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the Grant Date. Stock Appreciation Rights may be granted to Awardees either alone ("freestanding") or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8 of the Plan. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 of the Plan. Subject to the provisions of Section 8 of the Plan, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

        11.    Stock Awards.

          (a)    Stock Award Agreement.    Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Code Section 162(m) and the regulations thereunder in the case of an Award intended to comply with the performance-based exception under Code Section 162(m), unless determined otherwise under the circumstances by the Committee.

          (b)    Restrictions and Performance Criteria.    The grant, issuance, retention and/or vesting of Stock Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code (a "Performance Stock Award") shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time. Stock Awards for which vesting is not based on the attainment of performance criteria are referred to as "Restricted Stock Awards."

          (c)    Termination of Employment or Board Membership.    The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Stock Award. Unless otherwise provided in the Award Agreement, w) a Termination of Employment due to death, or a termination from membership on the Board by a Non-employee Director due to Disability or death, shall result in vesting of any remaining unvested Stock Award; (x) any Stock Award held by an Employee at Termination of Employment due to Disability shall continue to vest for up to five years after the effective date of such Termination of Employment and, if a Performance Stock Award, the actual amount of the vested Award shall be determined and certified by the Committee after the completion of the performance period based on actual performance results; subject in each case to compliance with non-competition and confidentiality obligations; and (y) any Stock Award held by an Employee at Retirement that was granted more than 12 months prior to the date of the Employee's Retirement shall continue to vest for up to five years after the effective date of such Retirement and, if a Performance Stock Award, the actual amount of the vested Award shall be determined and certified by the Committee after the completion of the performance period based on actual performance results, subject in each case to compliance with non-competition and confidentiality obligations; and (z) any other Termination of Employment or termination from membership on the Board by a Non-employee Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Awards.

          (d)    Rights as a Shareholder.    Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Any certificate issued in respect of a Restricted Stock Award shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Interval Leisure Group, Inc., 6262 Sunset Drive, Miami FL, 33143."

        The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Shares covered by such Award. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber a Restricted Stock Award.

        12.    Stock Unit Awards and Other Stock-Based Awards.

          (a)    Stock Unit Awards.    Each Stock Unit Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Unit Award or a formula for determining such number, (ii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Unit Award, and (vi) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Code Section 162(m) and the regulations thereunder in the case of an Award intended to comply with the performance-based exception under Code Section 162(m), unless determined otherwise under the circumstances by the Committee.

          (b)    Restrictions and Performance Criteria.    The grant, issuance, retention and/or vesting of Stock Unit Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Unit Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code (a "Performance Stock Unit Award") shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time. Stock Unit Awards for which vesting is not based on the attainment of performance criteria are referred to as "Restricted Stock Unit Awards."

          (c)    Termination of Employment or Board Membership.    The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Stock Unit Award. Unless otherwise provided in the Award Agreement, (w) a Termination of Employment due to Disability or death, or a termination from membership on the Board by a Non-employee Director due to Disability or death, shall result in vesting of any remaining unvested Stock Unit Award; (x) any Stock Unit Award held by an Employee at Termination of Employment for Disability shall continue to vest for up to five years after the effective date of such Termination of Employment and, if a Performance Stock Unit Award, the actual amount of the vested Award shall be determined and certified by the Committee after the completion of the performance period based on actual performance results, subject in each case to compliance with non-competition and confidentiality obligations; (y) any Stock Unit Award held by an Employee at Retirement that was granted more than 12 months prior to the date of the Employee's Retirement shall continue to vest for up to five years after the effective date of such Retirement and, if a Performance Stock Unit Award, the actual amount of the vested Award shall be determined and certified by the Committee after the completion of the performance period based on actual performance results, subject in each case to compliance with non-competition and confidentiality obligations; and (z) any other Termination of Employment or termination from membership on the Board by a Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Unit Awards.

          (d)    Rights as a Shareholder.    Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

          (e)    Other Stock-Based Award.    An "Other Stock-Based Award" means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) as well as any cash based bonus based on the attainment of Qualifying Performance Criteria as described in Section 14(b), in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares or pursuant to a cash basis performance goal. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator.

          (f)    Value of Other Stock-Based Awards.    Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met. Notwithstanding anything to the contrary herein, the performance criteria for any Other Stock-Based Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate and otherwise within the time period required by the Code and the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time.

          (g)    Payment of Other Stock-Based Awards.    Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash or Shares as the Administrator determines.

          (h)    Termination of Employment or Board Membership.    The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Other Stock-Based Award. Unless otherwise provided in the Award Agreement, (x) a Termination of Employment due to Disability or death, or termination from membership on the Board by a Non-employee Director due to Disability or death, shall result in vesting of a prorated portion of any Other Stock-Based Award, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment or Board membership due to Disability or death occurs over the total number of months in such period; (y) any Other Stock-Based Award held by an Employee at Retirement that was granted more than 12 months prior to the date of the Employee's Retirement shall become 100% vested as of the effective date of such Retirement and, if a performance based Award, the actual amount of the vested Award shall be determined and certified by the Committee after the completion of the performance period based on actual performance results; and (z) any other Termination of Employment or termination from Board membership shall result in immediate cancellation and forfeiture of all outstanding, unvested Other Stock-Based Awards.

        13.    Cash Awards

          (a)    Determination of Awards.    The Committee shall determine the total amount of any Cash Awards for each year or such shorter performance period as the Committee may establish in its sole discretion. Prior to the beginning of the year or such shorter performance period as the Committee may establish in its sole discretion (or such later date as may be prescribed by the Internal Revenue Service under Section 162(m) of the Code), the Committee shall establish performance goals for Cash Awards for the year or such shorter period; provided, that such performance goals may be established at a later date for Participants who are not "covered employees" (within the meaning of Section 162(m)(3) of the Code). The performance goals for a Cash Award intended to satisfy the requirements of Code Section 162(m) shall be based on Qualifying Performance Criteria. For performance periods that are shorter than a full year, the maximum Cash Award under Section 3(b) may be pro-rated if so determined by the Committee.

          (b)    Payment of Awards.    Cash Awards under the Plan shall be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee, as soon as practicable following the close of the performance period as the Committee may establish. It is intended that a Cash Award will be paid no later than the fifteenth (15th) day of the third month following the later of: (i) the end of the Participant's taxable year in which the requirements for such Cash Award have been satisfied by the Participant or (ii) the end of the Company's fiscal year in which the requirements for such Cash Award have been satisfied by the Participant. To the extent provided by the Committee, a Participant may elect to defer receipt of amounts payable under a Cash Award for a specified period, or until a specified event, subject in each case to the Committee's approval and the terms of any applicable deferred compensation plan that complies with Section 409A of the Code. The Cash Award for any performance period to any Participant may be reduced or eliminated by the Committee in its discretion.

          (c)    Termination of Employment.    The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for

  Cause) shall have on any Cash Award. Unless otherwise provided in the Award Agreement, (x) a Termination of Employment due to Disability or death shall result in vesting of a prorated portion of any Cash Award, based upon the full months of the applicable performance period elapsed as of the end of the month in which the Termination of Employment due to Disability or death occurs over the total number of months in such period; (y) any Termination of Employment by an Employee due to Retirement shall result in vesting of a prorated portion of any Cash Award, based upon the full months of the applicable performance period elapsed as of the end of the month in which the Termination of Employment due to Retirement occurs and the actual amount of the vested Award shall be determined and certified by the Committee after the completion of the performance period based on actual performance results; and (z) any other Termination of Employment shall result in immediate cancellation and forfeiture of all outstanding, unvested Cash Awards.

        14.    Other Provisions Applicable to Awards.

          (a)    Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment or transfer shall be of no effect prior to the date an Award is vested and settled. The Administrator may make an Award transferable to an Awardee's family member or any other person or entity. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

          (b)    Qualifying Performance Criteria.    For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) sales or cash return on sales; (ii) cash flow or free cash flow or net cash from operating activity; (iii) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); (iv) basic or diluted earnings per share; (v) growth in earnings or earnings per share; (vi) stock price or change in stock price; (vii) return on equity or average shareholders' equity; (viii) total shareholder return; (ix) return on capital or change in working capital; (x) return on assets or operating assets; (xi) return on investments; (xii) revenue or gross profits; (xiii) EBITDA or Adjusted EBITDA or EBITA or Adjusted EBITA or net income; (xiv) pretax income before allocation of corporate overhead and bonus; (xv) operating income or net operating income; (xvi) operating profit or net operating profit (whether before or after taxes); (xvii) operating margin; (xviii) return on operating revenue; (xix) working capital or net working capital; (xx) market share; (xxi) unit volume (including, without limitation, membership, transactions, affiliated resorts, and properties or units under management); (xxii) contract awards or backlog; (xxiii) overhead or other expense or cost reduction; (xxiv) growth in shareholder value relative to the moving average of a peer group or equity market index; (xxv) credit rating; (xxvi) asset quality; (xxvii) cost saving levels, (xxviii) marketing-spending efficiency; (xxix) core non-interest income; (xxx) strategic plan development and implementation; (xxxi) improvement in workforce diversity; (xxxii) customer satisfaction; (xxxiii) employee satisfaction; (xxxiv) management succession plan development and implementation; (xxxv) employee retention; and (xxxvi) customer retention. With respect to any

  Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Administrator will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and award amounts (subject to the right of the Administrator to exercise discretion to reduce payment amounts following the conclusion of the performance period).

          (c)    Certification.    Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Administrator shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Shares).

          (d)    Discretionary Adjustments Pursuant to Section 162(m).    Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

        15.    Dividends and Dividend Equivalents.

        Awards other than Options and Stock Appreciation Rights may provide the Awardee with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award, upon vesting of such Award. Such payments may be made in cash, Shares or Stock Units or may be credited as cash or Stock Units to an Awardee's account and later settled in cash or Shares or a combination thereof, as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.

        16.    Adjustments upon Changes in Capitalization, Organic Change or Change of Control.

          (a)    Adjustment Clause.    In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a "Share Change"), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, an "Organic Change"), the Administrator or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Section 3 of the Plan, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. In the case of Organic Changes, such adjustments may include, without limitation, (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (y) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust in its sole discretion the Qualifying Performance Criteria applicable to any Awards to reflect any Share Change and any Organic Change and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or the Company's other SEC filings, provided that in the case of Qualifying Performance Criteria applicable to any performance-based Awards intended to qualify under Code Section 162(m), such adjustment does not violate Section 162(m) of the Code. Any adjustment under this Section 15(a) need not be the same for all Participants.

          (b)    Change of Control.    Subject to Section 16(a), above, unless otherwise provided in any applicable Award Agreement, in connection with a Change of Control, the Committee may make such adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes, including, without limitation, the acceleration of vesting of Awards either upon a Change of Control or upon various Terminations of Employment following a Change of Control. The Committee may provide for such adjustments as a term of the Award or may make such adjustments following the granting of the Award. Notwithstanding the foregoing, in no event may the Committee exercise its discretion to cause the forfeiture of any Stock Award, Stock Unit Award or Other Stock-based Award outstanding as of the date of the Change of Control or any Option or SAR with an exercise price greater than the per share consideration received by holders of shares in the transaction constituting a Change of Control outstanding as of the date of the Change of Control.

          (c)    Section 409A.    Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 16(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto; and (iv) if any Award is subject to Section 409A of the Code, Section 16(b) of the Plan shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 25 of the Plan in order to ensure that such Award complies with Code Section 409A.

        17.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company and subject to Section 16(a), no such amendment shall be made that would:

              (i)  increase the maximum aggregate number of Shares which may be subject to Awards granted under the Plan;

             (ii)  reduce the minimum exercise price for Options or Stock Appreciation Rights granted under the Plan; or

            (iii)  reduce the exercise price of outstanding Options or Stock Appreciation Rights.

          (b)    Effect of Amendment or Termination.    No amendment, suspension or termination of the Plan shall impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except that such a change is not permitted in connection with or following a Change of Control. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

          (c)    Effect of the Plan on Other Arrangements.    Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        18.    Designation of Beneficiary.

          (a)   An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company or an Affiliate, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

          (b)   Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the legal representative of the Awardee's estate to exercise the Award.

        19.    No Right to Awards or to Employment.

        No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

        20.    Legal Compliance.

        Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award, Stock Unit Award or Other Stock-Based Award unless such Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

        21.    Inability to Obtain Authority.

        To the extent the Company is unable to or the Administrator deems it unfeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        22.    Reservation of Shares.

        The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        23.    Notice.

        Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

        24.    Governing Law; Interpretation of Plan and Awards.

          (a)   This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware, except as to matters governed by U.S. federal law.

          (b)   In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

          (c)   The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

          (d)   The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

        25.    Section 409A.

        It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Administrator determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Administrator, and shall comply in all respects with Section 409A of the Code. The following rules will apply to Awards intended to be subject to Section 409A of the Code ("409A Awards"):

          (a)   If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A, including applicable transition rules thereunder.

          (b)   The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A.

          (c)   Any distribution of a 409A Award following a Termination of Employment that would be subject to Code Section 409A(a)(2)(A)(i) as a distribution following a separation from service of a "specified employee" as defined under Code Section 409A(a)(2)(B)(i), shall occur no earlier than the expiration of the six-month period following such Termination of Employment.

          (d)   In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

          (e)   In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

        26.    Limitation on Liability.

        The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

          (a)   The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

          (b)   Tax or Exchange Control Consequences. Any tax consequence expected, but not realized, or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

        27.    Unfunded Plan.

        Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards, Stock Unit Awards or Other Stock-Based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation. Neither the Company nor the Administrator shall be deemed to be a trustee of Shares or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

        28.    Foreign Employees.

        Awards may be granted hereunder to Employees who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

        29.    Tax Withholding.

        Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible in the gross income of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Shares. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any vested Shares or any other payment due to the Participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 2, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. INTERVAL LEISURE GROUP INC 6262 SUNSET DRIVE MIAMI, FL 33143 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 2, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold For AllTo withhold authority to vote for any indivi dual nominee(s), mark “For A ll Except” and write the number(s) of the nominee(s) on the line below. All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Craig M. Nash 06 Lewis J. Korman 11 Sergio D. Rivera 02 David Flowers 07 Thomas J. Kuhn 12 Thomas O. Ryder 03 Victoria L. Freed 08 Thomas J. McInerney 13 Avy H. Stein 04 Lizanne Galbreath 09 Thomas P. Murphy, Jr. 05 10 Chad Hollingsworth Stephen R. Quazzo The Board of Directors recommends you vote FOR proposals 2. and 3. 2. To approve amendments to the Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan including the performance goals contained therein. 3To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Interval Leisure Group for the fiscal year ending December 31, 2016. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000295485_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com INTERVAL LEISURE GROUP, INC. Annual Meeting of Stockholders 8/03/2016 01:00 PM Eastern time By signing this proxy, you hereby revoke any prior proxies and appoint Craig M. Nash, Jeanette E. Marbert and William L. Harvey, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of INTERVAL LEISURE GROUP, INC. that you are entitled to vote at the Annual Meeting of Stockholders to be held at 01:00 PM, EDT on August 3rd, 2016, at Interval Leisure Group's offices, 6262 Sunset Drive, Miami, Florida 33143, and any adjournment or postponement thereof. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors on the matters listed on the reverse side of this card. This proxy will be governed by and construed in acordance with the laws of the State of Delaware and applicable federal securities laws. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000295485_2

QuickLinks

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
  GENERAL INFORMATION
  QUESTIONS AND ANSWERS
  Who may vote at the meeting?
  What is the quorum requirement for the meeting?
  What matters will ILG stockholders vote on at the annual meeting and what vote is required for each?
  How will my shares be voted?
  What happens if I do not give specific voting instructions?
  How can I get electronic access to the proxy materials?
  Can I vote my shares by filling out and returning the Notice?
  What do I need to do to vote at the annual meeting?
  Can I change my vote?
PROPOSAL 1—ELECTION OF DIRECTORS
Information Regarding the Director Nominees
CORPORATE GOVERNANCE
  Board of Directors
  Committees of the Board of Directors
  Stockholder Communications with the Board of Directors
  Director Compensation
Director Compensation
  Compensation Committee Interlocks and Insider Participation
COMPENSATION DISCUSSION AND ANALYSIS
  Compensation and Human Resources Committee Report
  Compensation and Human Resources Committee
  Summary Compensation Table
Grants of Plan-Based Awards for Fiscal Year 2015
Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2015
Stock Vested for Fiscal Year 2015
Pension Benefits for Fiscal Year 2015 and Nonqualified Deferred Compensation for Fiscal Year 2015
PROPOSAL 2—APPROVE AMENDMENTS TO THE INTERVAL LEISURE GROUP, INC. 2013 STOCK AND INCENTIVE COMPENSATION PLAN INCLUDING THE PERFORMANCE GOALS CONTAINED THEREIN
  Summary of the Plan
  New Plan Benefits
Equity Compensation Plan Information
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
  Transactions with Related Persons
  Agreements with Liberty Media Corporation
  Amended Registration Rights Agreement
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' FEES
  Audit Committee Pre-Approval of Independent Accountant Services
PROPOSAL 3—RATIFICATION OF THE SELECTION OF ILG'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
  Stockholder Proposals for 2017 Annual Meeting
  Householding
ANNUAL REPORTS
  APPENDIX A
ADJUSTED EBITDA REPORTED RECONCILIATION
ADJUSTED EBITDA INCENTIVE CALCULATION RECONCILIATION
  APPENDIX B
AMENDED AND RESTATED INTERVAL LEISURE GROUP, INC. 2013 STOCK AND INCENTIVE COMPENSATION PLAN